                                                                  Exhibit 10.2

                               OFFICE SPACE LEASE

                              HASEKO CORPORATION,
                             a Japanese corporation

                                   (Landlord)

                        PARAGON MANAGEMENT SYSTEMS, INC.,
                            a California corporation

                                    (Tenant)

                          5933 West Century Boulevard
                            Los Angeles, California
                                   Suite 1220

                            (Building and Premises)

                                 June 20, 1996

                               TABLE OF CONTENTS



                                                                               Page
                                                                               ----

Basic Lease Information...........................................................1
 1. PREMISES......................................................................2
 2. TERM; COMPLETION OF IMPROVEMENTS..............................................2
 3. Intentionally omitted.........................................................3
 4. RENTAL PAYMENTS...............................................................3
 5. BASE MONTHLY RENT.............................................................4
 6. TENANT'S SHARE OF INCREASED COSTS.............................................4
 7. USE...........................................................................6
 8. SERVICES......................................................................6
 9. TAXES PAYABLE BY TENANT.......................................................7
10. IMPROVEMENTS, REPAIRS AND ALTERATIONS.........................................7
11. LIENS.........................................................................8
12. DAMAGE AND DESTRUCTION........................................................8
13. WAIVER OF SUBROGATION.........................................................8
14. INDEMNIFICATION...............................................................9
15. COMPLIANCE WITH LAW...........................................................9
16. INSURANCE.....................................................................9
17. ASSIGNMENT AND SUBLETTING....................................................10
18. RULES........................................................................11
19. ENTRY BY LANDLORD............................................................11
20. EVENTS OF DEFAULT............................................................11
21. TERMINATION UPON DEFAULT.....................................................12
22. CONTINUATION AFTER DEFAULT...................................................12
23. OTHER RELIEF.................................................................12
24. PARKING......................................................................12
25. RIGHT TO RELOCATE............................................................13
26. TRADE FIXTURES...............................................................14
27. SUCCESSORS AND ASSIGNS.......................................................14
28. TIME.........................................................................14
29. LANDLORD'S DEFAULT...........................................................14
30. TENANT'S LEASE OF OTHER SPACE IN BUILDING....................................14
31. LANDLORD'S RIGHT TO CURE DEFAULTS............................................14
32. ATTORNEYS' FEES..............................................................15
33. EMINENT DOMAIN...............................................................15
34. SUBORDINATION................................................................15
35. NO MERGER....................................................................16
36. CONVEYANCE BY LANDLORD.......................................................16
37. ESTOPPEL CERTIFICATE.........................................................16
38. NO LIGHT, AIR OR VIEW EASEMENT...............................................16
39. HOLDING OVER.................................................................16
40. ABANDONMENT..................................................................16
41. SECURITY DEPOSIT.............................................................17
42. WAIVER.......................................................................17
43. NOTICES......................................................................17
44. COMPLETE AGREEMENT...........................................................17
45. CORPORATE AUTHORITY..........................................................17
46. HAZARDOUS MATERIALS..........................................................18
47. ADDITIONAL PROVISIONS........................................................18
48. MISCELLANEOUS................................................................18
49. EXHIBITS AND RIDER...........................................................19
50. LEASE AS SUB-SUBLEASE........................................................20


         EXHIBIT "A" SITE PLAN OF PREMISES
         EXHIBIT "B" INTENTIONALLY OMITTED
         EXHIBIT "C" TERM COMMENCEMENT LETTER
         EXHIBIT "D" RULES AND REGULATIONS

                            BASIC LEASE INFORMATION

DATE:               June 20, 1996

BUILDING:           5933 West Century Boulevard
                    Los Angeles, California

LANDLORD:           HASEKO CORPORATION, a Japanese corporation

TENANT:             PARAGON MANAGEMENT SYSTEMS, INC., a California corporation

LEASE SECTION


Section 1 PREMISES: Suite 1220 on the 12th floor, as more particularly described on EXHIBIT "A" attached hereto

Section 2           TARGET COMMENCEMENT DATE: July 1, 1996

Section 2 TERM EXPIRATION: 36 months after the actual Commencement Date (defined in Section 2)

Section 4           BASE MONTHLY RENT: $3,115.35

Section 6           TENANT'S SHARE OF INCREASED COSTS:
Paragraphs          1.435% (based on 206,770 of rentable square feet
(a) and (b)         in the Building)

Section 41          SECURITY DEPOSIT: $3,115.35

Section 43          LANDLORD'S ADDRESS FOR NOTICES:

                    Haseko Corporation
                    c/o Argus Commercial
                    350 South Figueroa Street, Suite 141
                    Los Angeles, California 90071

                    TENANT'S ADDRESS FOR NOTICES:

                    Paragon Management Services
                    5933 West Century Boulevard, Suite 1220
                    Los Angeles, California 90045

Section 49 EXHIBITS AND RIDER: Exhibits A, C and D and a Rider are attached hereto and are incorporated herein by reference

     The Sections of the Lease identified above are the Sections which refer to the Basic Lease Information and each Section shall be deemed to incorporate by reference the applicable Basic Lease Information. In the event of any conflict between the foregoing Basic Lease Information and any of the terms of the Lease, the terms of the Lease shall control.

                             OFFICE SPACE LEASE

      THIS OFFICE SPACE LEASE ("Lease"), dated June 20, 1996, is entered into by and between HASEKO CORPORATION, a Japanese corporation, as Landlord, and PARAGON MANAGEMENT SYSTEMS, INC., a California corporation, as Tenant, with the consent of ROYAL INVESTMENT SYSTEM PARTNERSHIP (01), as Master Landlord.

1.  PREMISES.

          Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon the terms and conditions hereinafter set forth, those certain premises ("Premises") outlined on EXHIBIT "A" attached hereto. The Premises are located on the 12th floor of the Building. As used in this Lease, the term "Building" shall mean the building described in the Basic Lease Information attached hereto and all common areas, parking areas and walkways serving said building and all areas adjacent to said building which are owned by Landlord. Landlord and Tenant hereby irrevocably stipulate and agree that the rentable area of the Building is 206,770. Landlord and Tenant hereby acknowledge that the rentable area of the Premises is 2,967; however, during the first thirty (30) days after the Commencement Date, Tenant may cause Tenant's space planner to re-measure the rentable area of the Premises and, if Tenant's re-measurement, as verified by Landlord's space planner, shows that the rentable area of the Premises is greater or less than 2,967 rentable square feet then Landlord and Tenant shall execute an amendment to this Lease adjusting the amount of Base Monthly Rent, the amount of the security deposit, and Tenant's Share of Increased Costs based upon the re-measurement of the rentable area of the Premises. If Tenant does not submit a re-measurement by Tenant's space planner to Landlord for verification prior to the end of the thirty (30) day period after the Commencement Date, then
Tenant shall be deemed to have irrevocably stipulated and agreed that the rentable area of the Premises is 2,967.

          The Premises shall include the right to use, in common with others, walkways, lobbies, entrances, stairs, elevators and other public portions of the Building (collectively referred to as the "Common Areas"). All of the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, and electric or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs are reserved to Landlord.

          For purposes of this Lease, the term "rentable area" shall mean 113% of the "usable area." The term "usable area" shall mean all floor area in the Premises, measured to the inside glass surface of the outer building walls, to the interior side of corridors and other permanent partitions, and to the center of partitions that separate the Premises from adjoining tenant spaces, without deduction for columns and projections necessary to the Building.

2.    TERM; COMPLETION OF IMPROVEMENTS

          The term ("Term") of this Lease shall be for 36 months and is tentatively scheduled to commence on July 1, 1996 ("Target Commencement Date"). The Target Commencement Date is based upon the lease commencing five
(5) business days after lease execution. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Target Commencement Date, this Lease shall not be voidable, nor shall Landlord or its agents be liable to Tenant for any loss or damage resulting therefrom; however, if Landlord is unable for any reason to deliver the Premises to Tenant by the date which is five (5) business days after execution of this Lease, then Tenant may terminate this Lease by written notice to Landlord given within five (5) business days after the end of said five (5) business day period and upon such termination, Landlord shall refund to Tenant all funds paid to or deposited with Landlord by Tenant under this Lease.

          Tenant is leasing the Premises in its current "as is" condition except that Landlord shall provide building standard window coverings (currently in the Premises) and Landlord shall steam clean the existing carpet prior to Tenant's occupancy thereof and, within five (5) business days after the Commencement Date, Tenant may deliver a written punch list to Landlord listing defective light fixtures and electrical outlets, and provided such a punch-list is timely provided to Landlord, then Landlord shall use reasonable efforts to replace the defective fixtures or outlets with Building standard fixtures and outlets as soon as reasonably possible. Promptly after Landlord tenders possession of the Premises to Tenant, Tenant shall promptly and diligently install its trade fixtures and equipment in the Premises. The Term shall commence on the later of the date that is five (5) business days after lease execution, or the date on which Landlord delivers possession of the Premises to Tenant ("Commencement Date"). The Commencement Date shall be confirmed in writing by the parties in the form set forth in EXHIBIT "C" attached hereto promptly after the Commencement Date, and such written confirmation shall be attached hereto. Landlord shall clean the Premises, per Building standards, prior to and immediately after Tenant takes occupancy.

          Tenant shall have one option to extend the term of the Lease for a period of three (3) years (an "Extension Term"), provided that Tenant is not then in default under any of the terms or provisions of the Lease and also provided that Tenant has not been in default on three (3) or more separate occasions during the term of this Lease. Tenant may exercise the extension option by giving written notice of Tenant's intent to exercise the option to Landlord at least one hundred eighty (180) days prior to the expiration of the initial Term but no sooner than twelve (12) months prior to the expiration of the initial Lease Term. At the commencement of the Extension Term, the Base Rent shall be adjusted to be equal to ninety-five percent (95%) of the then fair market rental value of the Premises, but no less than the rate in effect immediately prior to the expiration of the Term and said adjustment may include future adjustments to Base Rent if such future adjustments are then being included in office lease transactions. If Landlord and Tenant cannot agree upon the fair market rental value of the Premises within sixty (60) days after Landlord's receipt of Tenant's notice exercising the option contained herein, Landlord and Tenant shall each appoint a "Qualified Arbitrator" (as defined below) within seven (7) days after the expiration of the aforementioned sixty (60) day period. Such arbitrators shall confer and select a third Qualified Arbitrator (the "Neutral Arbitrator"), who alone shall determine the fair market rental value of the Premises. Should the two (2) arbitrators fail to select a Third Qualified Arbitrator to act as the Neutral Arbitrator within seven (7) days, the Neutral Arbitrator shall be designated pursuant to California Code of Civil Procedure Section 1281.6, as that Section may be amended or redesignated from time to time provided, however, that the Neutral Arbitrator so appointed must be a Qualified Arbitrator. The determination of the Neutral Arbitrator shall be binding upon Landlord and Tenant. Landlord and Tenant shall bear the cost of the arbitrator appointed by such party and shall equally bear the cost of the Neutral Arbitrator. As used herein, the term "Qualified Arbitrator" shall mean a person who is an appraiser or real estate broker licensed by the State of California and who has not less than five (5) years' experience in commercial leasing or commercial real estate appraising.

3.  FAILURE TO OCCUPY IMPROVED SPACE [INTENTIONALLY OMITTED]

4.  RENTAL PAYMENTS.

          Tenant shall pay base rent ("Base Rent") for the Premises to Landlord throughout the Term on or before the first day of each calendar month during the Term, without deduction or offset, in amount(s) set forth in
Section 5 hereof, as adjusted in accordance with Section 6, except that Tenant shall pay the first monthly installment concurrently with Tenant's execution hereof. If the Term commences on a day other than the first day of a calendar month, then the Base Rent for the first partial month shall be equitably prorated. All sums payable by Tenant to Landlord hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, addressed to Landlord c/o Argus Commercial, 350 S. Figueroa Street, Suite 141, Los Angeles, California, 90071, or to such other person or at such other place as Landlord may from time to time designate in writing.
If any installment of Base Rent is not received by Landlord within ten (10) days after the date such installment is due, Tenant shall pay a late charge equal to eight percent (8%) of such installment and the installment and late charge shall bear interest at the highest rate permitted by law. Tenant recognizes and agrees that the late charge is intended to compensate Landlord for and is a reasonable estimate of the administrative, legal, bookkeeping and other expenses which will result from such delinquent rent payment, which costs and expenses would be extremely difficult and impractical to calculate.

          Any payment by Tenant or receipt by Landlord of a lesser amount than stipulated herein for Base Rent, additional rent or any other charge hereunder shall be deemed payment of the earliest stipulated rent, additional rent or other charge then due. No endorsement or statement on a check and no letter accompanying any check or payment shall be deemed an accord and satisfaction. Landlord may accept any check or payment without prejudice to Landlord's rights to recover the balance of rent, additional rent or other charges then due or to pursue any other remedy set forth in this Lease or available at law or in equity.

5.  BASE MONTHLY RENT

                               Rent Per
                               Rentable
                 Month        Square Foot           Monthly Rent
                 -----        -----------           ------------
                 1-36            $1.05                $3,115.35


          Notwithstanding the foregoing, and except for periods during which Tenant is in default, Base Rent shall be abated for the 2, 13, and 25 months of the Term.

6.   TENANT'S SHARE OF INCREASED COSTS

          (a) The Base Rent payable during each calendar year or part thereof during the Term, after the calendar year 1996 (the calendar year 1996 being hereinafter referred to as the "Base Year") shall be increased by Tenant's Share of Increased Costs, as specified in the Basic Lease Information, of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in the Base Year. However, Tenant shall not be obligated for Tenant's Share of Increased Costs for the first twelve (12) months of the initial Lease Term. As used herein "Operating Expenses" means all costs related to the administration, management, operation and maintenance of the Building, including without limitation, wages, salaries and other payroll costs and expenses, janitorial maintenance, guard and other services, Building office rent or rental value, power, water, waste disposal and other utilities, materials and supplies, maintenance and repairs, insurance, and depreciation on personal property and costs of making improvements to the Building or Common Areas that are required by laws (and amendments to laws) enacted after the Commencement Date, including, without limitation, improvements required by the amendments or modifications to Americans With Disabilities Act (42 U.S.C. Section 12181 et SEQ.) enacted after the Commencement Date; provided, however, that Operating Expenses shall not include taxes covered under paragraph (b) below, depreciation costs of tenants' improvements, real estate brokers' commissions, interest and, except as set forth in Section 6(f) below, capital items. Additionally, Operating Expenses shall shall not include Landlord's general corporate overhead and general administrative expenses; advertising and promotional expenses; fines, penalties or other impositions incurred as a result of Landlord's failure to make tax payments when due or to comply with laws, ordinances and regulations applicable to the Building; and any other expenses which would not normally be treated as an operating expense under generally accepted accounting principles, consistently applied, by landlords of comparable buildings. Actual Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety five percent (95%) of the total rentable area of the Building been occupied.

          (b) The Base Rent payable during each calendar year, or part thereof during the Term, after the calendar year 1996 (the "Base Tax
Year"), shall also be increased by Tenant's Share of Increased Costs, as specified in the Basic Lease Information, of the total dollar increase, if any, in real and personal property taxes, rental tax, gross receipts tax and any tax, tax assessment, special assessment, charges or other imposition of any nature whatsoever levied wholly or partly in lieu thereof, whether or not such tax, tax assessment, special assessment, charge or other imposition is presently within the contemplation of the parties, levied against the Building and fixtures and other property used in connection with the operation or maintenance of the Building for such calendar year (excluding, during the initial Term of this Lease only, increases in property taxes in excess of two percent (2%) per annum caused by the sale of the Building during the initial Term of this Lease) over such taxes for the Base Tax Year. However,

Tenant shall not be obligated to pay any such taxes during the first twelve
(12) months of the initial Lease Term.

          (c) Prior to the start of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under paragraphs (a) and (b) above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that if such notice is not given in December. Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the amounts payable under either paragraph (a) and (b) above for the current calendar year will vary from its estimate by more than five percent (5%), Landlord shall, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

          (d) Within one hundred eighty (180) days after the close of each calendar year or as soon after such one hundred eighty (180) day period as practicable, Landlord shall deliver to Tenant a statement of amounts payable under paragraphs (a) and (b) above for such calendar year. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Tenant shall be given a credit towards future rents owed in an amount equivalent to the overpayment (or, if this Lease shall have expired or terminated, Landlord shall refund the overpayment to Tenant). If such statement shows an amount owing by Tenant that is more than the estimated payment for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty
(30) days after delivery of the statement.

          (e) If, for any reason, this Lease shall terminate on a day other than the last day of a calendar year, the amount of increase (if any) in rent payable by Tenant applicable to the calendar year in which such termination shall occur shall be equitably prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365).

          (f) Tenant shall be charged for the amortization, with a market rate of interest, of the cost of installation of capital investment items that are for the purpose of reducing operating costs or which result in energy conservation or that may be required by applicable law or governmental authority; however, in no event may the amount included in Operating Expenses of capital investment items that are for the purpose of reducing operating costs or which result in energy conservation exceed the amount of the actual applicable reduction in Operating Expenses and applicable reduction in energy costs (in each case, as reasonably determined by Landlord). All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule to be determined in accordance with sound management accounting principles.

          (g) All amounts payable under this Section 6 shall be considered additional rent.

          (h) Upon reasonable advance written notice by Tenant to Landlord, given not more often than once per statement described in Subsection 6(d) above and within one hundred and twenty (120) days after Tenant's receipt of the statement described in Subsection 6(d) above, Tenant shall be permitted to examine the books and records in Landlord's possession which are pertinent to the Operating Expenses and Taxes described in such statement. Such examination shall be conducted at Tenant's sole expense and at Landlord's office or at such other place where such books and records are commonly kept by Landlord (in either Los Angeles County or Orange County), and shall be conducted so as not to interfere with Landlord's normal business operations. If Tenant fails to conduct such examination within one hundred and twenty
(120) days after its receipt of a statement as set forth above, then Tenant's right to conduct such examination shall be deemed waived with respect to such statement. If such examination reveals an overpayment of Operating Expenses or Taxes for the period covered by such statement, then, provided Landlord does not reasonably dispute the results thereof, Landlord shall credit such overpayment against the next monthly rent payment of Tenant, or if the Term hereof has expired, Landlord shall promptly refund the overpayment to Tenant. If such examination reveals an underpayment of Operating Expenses or Taxes for the period covered by such statement, then Tenant shall pay the same with its next monthly rent payment, or if the term hereof has expired, Tenant shall pay the same within fifteen
(15) days after receipt of the examination results. If Tenant's examination reveals an overstatement of Operating Expenses of three percent (3%) or more, then the reasonable costs and expenses of Tenant's examination shall be paid by Landlord.

7.  USE

          (a) The Premises shall be used for general office purposes and for no other purpose without the written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

          (b) Tenant shall not use the name of the Building or any similar name in connection with any business carried on by Tenant (except as Tenant's address) without written consent of Landlord which Landlord may withhold in its sole and absolute discretion.

          (c) Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, nor whether said business is permitted by law.

8.  SERVICES

          (a) Landlord shall maintain the public and common areas of the Building, such as lobbies, stairs, elevators, corridors and restrooms in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Subject to events beyond Landlord's control and subject to Building security policies, Tenant will have access to the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord shall furnish the Premises with (i) 8 watts/sq. ft. of electricity for lighting and the operation of office machines, (ii) heat and .8 CFM/sq. ft. of air conditioning to the extent reasonably required for the comfortable occupation of the Premises during the reasonable and usual business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and between the hours of 8:00 a.m. and 1:00 p.m. on Saturday (exclusive of Sundays and Holidays) or such shorter period specified or prescribed by any applicable policies or regulations adopted by any utility or government agency, (iii) elevator service, (iv) lighting replacement (for building standard lights), (v) restroom supplies, and (vi) daily janitor service five nights per week (exclusive of holidays) furnished in the manner that such services are customarily furnished in comparable office buildings in the Los Angeles area. If Tenant requires any utilities or services during times other than the business hours set forth in item (ii) above, then Tenant shall promptly upon demand reimburse Landlord for all costs of providing the same, as reasonably estimated by Landlord.
The initial charge for after-hours IIVAC shall be $50.00 per hour and such charge may increase from time to time as determined by Landlord. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (1) the installation, use or interruption of use of any equipment used for the furnishing of any of the foregoing services or of any phone lines, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by repair, accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to remedy the interruption in the furnishing of such services. Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local agencies or utilities suppliers in reducing energy or other resource consumption.

          (c) Whenever heat generating machines or equipment or lighting other than Building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant installs lighting or equipment requiring power in excess of that required for normal lighting or desk-top office equipment or normal copying equipment, Tenant shall pay for the costs of such excess power as additional rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

9.  TAXES PAYABLE BY TENANT

          In addition to the monthly rental and other changes to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than improvements existing in the Premises as of the Commencement Date regardless of whether title to such improvements shall be in Tenant or Landlord: (b) upon or measured by the monthly rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City of Los Angeles, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental (but not including Landlord's personal income, franchise, estate or inheritance tax); (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof;
(d) upon the transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

10.  IMPROVEMENTS, REPAIRS AND ALTERATIONS

          Upon taking possession of the Premises as set forth herein, Tenant shall be deemed to have accepted the Premises as being in tenantable and good condition. Tenant shall, at Tenant's sole cost and expense, repair and maintain the Premises and every part thereof in good order and condition and in compliance with all applicable laws, ordinances and regulations. Without limiting the foregoing, Tenant shall, at its sole cost and expense, cause the Premises to comply at all times with the requirements of amendments to Title III of the Americans With Disabilities Act (42 U.S.C. Section 12181 ET. SEQ.) enacted after the Commencement Date, any and all regulations adopted pursuant thereto, and any and all applicable laws, statutes, ordinances, rules and regulations concerning public accommodations for disabled persons ("Laws") enacted after the Commencement Date and amendments to Laws enacted after the Commencement Date. Notwithstanding the foregoing, and except for the construction of a conference room in the Premises (which shall be done by Landlord's contractor, with whom Landlord shall contract at Tenant's sole cost and expense, and shall be subject to Landlord's prior written approval of the plans and specifications therefor), Tenant shall not alter or change the Premises or any other portion of the Building without the prior written consent of Landlord, which shall not be withheld for changes required by law, except that such changes shall be subject to Landlord's reasonable approval of plans therefor and Landlord may elect to have its own contractors perform any such alterations that affect Building systems, utilities or structural portions and Tenant shall reimburse Landlord for the reasonable costs thereof within five (5) business days after written demand. Tenant may deliver a punch list to Landlord with respect to the conference room work within five (5) business days after Landlord completes the conference room, and provided such punch-list is timely delivered, Landlord shall use reasonable efforts to correct all reasonable punch-list items within thirty
(30) days after receipt of the punch list. Tenant hereby waives the provisions of Subdivision (1) of Section 1932 of the Civil Code of California, and any successor or similar statute or law. All improvements, repairs and/or alterations that may be required of or desired by Tenant shall be done by Landlord's contractor but at the cost of Tenant. All improvements, repairs, and alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, that at Landlord's option, Tenant shall, at Tenant's expense, when surrendering the Premises, restore the same to their original condition. All damage or injury done to the Premises by Tenant, or by any persons who may be in or upon the Premises with the consent of Tenant, shall be paid for by Tenant except to the extent covered by insurance (and not by any deductible). Tenant shall, at the termination of this Lease by the expiration of time or otherwise, surrender and deliver up the Premises to Landlord in as good condition as when received by Tenant from Landlord, reasonable wear, tear and casualty excepted. Tenant shall pay for all damage to the Building, as well as all damage to tenants or occupants thereof, caused by Tenant's misuse or neglect of the Premises or the appurtenances thereto.

11.  LIENS

     Tenant shall keep the Premises and the Building free from any mechanic's and/or materialmens liens or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall notify Landlord at least seventy-two (72) hours prior to the commencement of any work or activity on the Premises which may give rise to such liens and Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

12.  DAMAGE AND DESTRUCTION

     If the Premises or the Building are completely destroyed by any cause insured against under a standard form fire and extended coverage policy of insurance, or are so damaged thereby that they are untenantable within one hundred eighty (180) days after the date of such destruction or damage, Landlord or Tenant may terminate this Lease by written notice to the other given within five (5) business days after the end of the one-hundred and eighty (180) day period. Within forty-five (45) days after the date of such destruction or damage, Landlord shall give written notice to Tenant as to whether or not the Premises will be rendered tenantable within one hundred eighty (180) days after the date of such destruction or damage. If this Lease is not terminated by Landlord or Tenant as set forth above, Landlord shall with due diligence render the Premises tenantable to the extent insurance proceeds are available therefor, and rent allocable to the untenantable portion of the Premises shall be abated while such portion remains untenantable. If the Premises or the Building are damaged or destroyed by any cause other than a cause insured against under a standard form fire and extended coverage policy of insurance, then Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after such damage or destruction, which termination shall be effective as of the date of the notice. Notwithstanding anything to the contrary herein, if the Building or the Premises are damaged or destroyed within the last twelve (12) months of the term of this Lease, then Landlord may terminate this Lease upon written notice to Tenant given within thirty (30) business days after the damage or destruction occurs. Tenant hereby waives the provisions of Subdivision 2 of
Section 1932 of the California Civil Code and the provisions of Subdivision 4 of Section 1933 of the California Civil Code, and all successor and similar statutes and laws and agrees that this Section 12 is intended to govern damage and destruction to the Premises and the Building.

13.  WAIVER OF SUBROGATION

     Each party shall procure from its insurers under all policies of fire, theft, workmen's compensation and other insurance now or hereafter existing during the Term, and purchased by it insuring or covering the Premises or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer might otherwise have. Each party hereby waives any claims for property damage it may have against the other to the extent such damage is covered by the insurance required under this Lease.

14.  INDEMNIFICATION

     Tenant hereby waives all claims against Landlord, its agents, employees and contractors for damage to Tenant's business or any of Tenant's or any other person's or entity's property or injury to or death of any person in, upon or about the Premises arising at any time and from any cause other than by reason of the negligent or willful act of Landlord, its agents, employees or contractors. Tenant shall defend (by counsel acceptable to Landlord), indemnify and hold Landlord harmless from and against any and all losses, claims, damages, liabilities and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising directly or indirectly from Tenant's (or any of Tenant's subtenants', assignees', agents', contractors', employees', invitees', licensces' or guests') violation of any of the terms, covenants or conditions of this Lease or from the use or occupancy of the Premises and/or Building, except for those losses, claims, damages, liabilities and costs and expenses caused by the willful misconduct or negligence of Landlord, its agents, employees or contractors. Tenant's obligations and Landlord's rights under this Section 14 shall survive the expiration or earlier termination of this Lease.

15.  COMPLIANCE WITH LAW

     Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any directions or occupancy certificates issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, or Tenant's business conducted therein, excluding structural changes that are not required due to improvements made by or for Tenant or due to Tenant's acts, but including alterations to the Premises required by amendments or modifications to the Americans With Disabilities Act enacted after the Commencement Date.

16.  INSURANCE

     (a) Tenant shall, at its sole cost and expense, during the term of this Lease, cause all improvements at any time located in the Premises (other than the Building standard tenant improvements) and all equipment and fixtures from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured for the mutual benefit of Landlord and Tenant against loss or damage by fire and against loss or damage by other risks now or hereafter included in the Special Form insurance policy, in an amount equal to the full insurable value thereof. All proceeds from such insurance shall be used for the repair or replacement of such improvements, equipment and fixtures.

     (b) Notwithstanding any other provisions of this Lease, Tenant, at its own expense, shall also maintain the following insurance coverage. All coverage shall be primary and non-contributory over any insurance the Landlord may elect to provide on his behalf. Upon the commencement of the Term, and upon renewal of such insurance coverage, Tenant shall deliver to the Landlord an original certificate of such insurance from the insurer providing a minimum of thirty (30) days' notice of cancellation. All policies of insurance required to be carried by Tenant under this Section 16 shall be in form satisfactory to Landlord, shall be issued by responsible insurance companies which are licensed to do business in the State of California, have a Best's rating of a least A+ and have been approved in writing by Landlord.

          (1) Worker's Compensation and Employer's Liability. Tenant shall maintain Worker's Compensation insurance sufficient to comply with all applicable State and/or Federal laws and an Employer's Liability policy with a limit of not less than $1,000,000.

          (2) Commercial General Liability. Tenant shall maintain a Commercial General Liability policy with limits of liability not less than $1,000,000 per occurrence and $1,000,000 general aggregate for Bodily Injury and Property Damage. Such policy shall specifically name the Landlord as additional insured. Landlord may, at its discretion, request evidence of products insurance.

          (3) Business Interruption. Tenant shall also maintain a policy of (or obtain an endorsement providing) business interruption insurance insuring Tenant against losses from interruption of its use of the Premises for any reason with coverage for a period of not less than one (1) year.

          (4) Property Insurance. Tenant shall maintain a special form property insurance policy on all personal property and tenant improvements and betterments for not less than ninety percent (90%) of the replacement cost of the same. Tenant's property policy shall not provide for a deductible in excess of $5,000 without prior written approval of Landlord.

     (c) Landlord shall maintain property insurance equal to one hundred percent (100%) of the replacement cost of the Building but in no event shall Landlord be required to maintain earthquake or flood insurance.

17.  ASSIGNMENT AND SUBLETTING

     Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, or any interest therein, either voluntarily, involuntarily, or by operation of law, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and employees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld; however, provided Tenant gives Landlord at least ten (10) days' prior written notice thereof, Tenant may sublet the Premises or assign this Lease to any entity which owns fifty percent (50%) or more of Tenant or to any entity fifty percent (50%) or more of which is owned by an entity which also owns fifty percent (50%) or more of Tenant or to an entity fifty percent (50%) or more of which is owned by Tenant (each such entity is referred to herein as an "Affiliate") and provided Tenant gives Landlord at least ten (10) days' prior written notice thereof, Tenant may assign this Lease in connection with a merger or consolidation of Tenant. If Tenant is a corporation, then a change or changes in the ownership of Tenant, whether voluntarily, involuntarily, or by operation of law, which aggregate(s) fifty percent (50%) or more of total capital stock of Tenant or fifty percent (50%) or more of voting capital stock of Tenant shall be deemed an assignment of this Lease. A consent to one assignment, mortgage, pledge, subletting, occupation, or use by any other person shall not relieve Tenant from any obligation under this Lease and shall not be deemed to be a consent to any subsequent assignment, mortgage, pledge, subletting, occupation or use by another person. Any assignment, mortgage, pledge, subletting, occupation or use without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Tenant's request for Landlord's consent pursuant to this Section 17 shall be submitted in writing at least twenty
(20) days prior to the date Tenant desires to secure such consent. Such request shall be accompanied by all relevant information reasonably necessary for Landlord to consider such request. Any request for Landlord's consent pursuant to this Section 17 shall also be accompanied by a payment to Landlord of $500.00 for the review, evaluation, and/or preparation of any materials or documents.

     Fifty percent (50%) of any sums or other economic consideration paid to, or paid for the benefit of, Tenant in any calendar month as a result of such subletting (other than a subletting to an Affiliate, and except for the rental or other payments received which are attributable to the amortization of the cost of nonbuilding standard leasehold improvements made to the sublet portion of the Premises at the cost of Tenant) whether denominated rentals under the sublease or otherwise, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord on a monthly basis promptly after receipt by Tenant as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

          Whether or not Landlord's consent is required or obtained, no subletting or assignment shall release Tenant of Tenant's obligations hereunder or otherwise alter the primary liability of Tenant hereunder. The acceptance of rent or any other sum by Landlord from any person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent subletting or assignments of this Lease by assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of any liability under this Lease.

18. RULES

          Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as EXHIBIT "D" and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

19. ENTRY BY LANDLORD

          Landlord may enter the Premises at reasonable hours (and except in the event of an emergency or an entry pursuant to Subsection (d) below, upon at least twenty-four hours' notice) to: (a) inspect the same; (b) exhibit the same to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with all of Tenant's obligations hereunder; (d) supply janitor service and any other service to be provided by Landlord to Tenant hereunder, (e) post notice of non-responsibility; and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility service or make repairs, alterations or improvements to any other portion of the Building, provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

20. EVENTS OF DEFAULT

          The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay any rent (including Base Rent and Tenant's Share of Increased Costs) when and as the same become due and payable, or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations described in Section 18 to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall fail any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or contest to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within thirty
(30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment without the consent or acquiescence of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days; or (g) if any other event occurs which is described in this Lease as an Event of Default or a material breach of, or material default under, this Lease.

21. TERMINATION UPON DEFAULT

          If an Event of Default shall occur, Landlord at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice) Tenant's right to possession and this Lease shall terminate, unless on or before such date all rent and other sums payable by Tenant under this Lease (together with interest thereon at the maximum rate allowable by law) and all costs have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied. Upon such termination, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination;
(b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which results therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The worth at the time of award of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purposes of determining unpaid rent under clauses (a), (b) and
(c) above, the monthly rent reserved in this Lease shall be deemed to be the rent due under Sections 4 and 5 above, as adjusted by Section 6.

22. CONTINUATION AFTER DEFAULT

          Landlord also has the remedy described in California Civil Code
Section 1951.4 (Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

23. OTHER RELIEF

          The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

24. PARKING

          Unless Tenant is in default hereunder, Tenant shall be entitled to nine (9) unreserved vehicle parking spaces (based on 3 spaces per 1,000 rentable square feet in the Premises) in the building parking facility subject to a monthly parking fee for such spaces designated by the parking operator from time to time for parking; however, Tenant shall not be charged a greater monthly parking fee rate than Landlord is charged. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. Tenant shall not use more parking than said number. If Landlord has not assigned specific spaces to

Tenant, Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parking in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section 24, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord reserves the right at any time to relocate such spaces and to substitute an equivalent number of parking spaces in a parking structure or subterranean parking facility or in a surface parking area within a reasonable distance of the Premises.

          If requested by Landlord, Tenant shall submit a written notice in a form reasonably specified by Landlord containing the names, home and office addresses and telephone numbers of those persons who are authorized by Tenant to use the parking spaces on a monthly basis (the "Authorized Users") and shall use its best efforts to identify each automobile by make, model and license number. Such notice, as amended from time to time, is hereafter referred to as the "Parking Notice." No person whose name, address, and phone numbers are not contained in the Parking Notice shall have any right to park an automobile in the area of the parking facilities designated for monthly parking and no person whether or not their name is included in the Parking Notice shall have any right to park an automobile not identified in the Parking Notice without (in either case) paying the parking charge then applicable for daily parking in the parking facilities for the Building and parking in the area designated for daily parking.

          Tenant and Authorized Users shall comply with all rules and regulations as set forth in the Parking Rules and Regulations portion of the rules and regulations adopted by Landlord from time to time. Landlord may refuse to permit any person who violates the Parking Rules and Regulations to park in the parking facility, and any violation of the rules shall subject the car to removal. Tenant agrees to use its best efforts to acquaint all Authorized Users and visitors with the Parking Rules and Regulations.

          All responsibility for damage to cars is assumed by Authorized Users. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the parking facility or any part thereof caused by Tenant or its Authorized Users or resulting from vehicles of Authorized Users.

25. RIGHT TO RELOCATE

          Landlord shall have the right, upon providing Tenant forty-five
(45) days' written notice describing the premises to which Tenant is to be relocated, to move Tenant to other space in the Building (the "Relocation Premises") if necessary to accommodate a tenant who requires at least 5,000 rentable square feet on the 12th floor of the Building. (Landlord shall also provide Tenant with a preliminary notice of possible relocation promptly after Landlord and the prospective tenant execute a letter of intent for the applicable space.) Tenant shall have the right to cancel this Lease by giving Landlord, within ten (10) days of Tenant's receipt of Landlord's 45 day notice exercising such relocation right, written notice of Lease cancellation with such cancellation to take effect thirty-five (35) days thereafter (the "Cancellation Date"), and during such ten (10) day period, Landlord shall give Tenant reasonable access to Relocation Premises to inspect the Relocation Premises, subject to the occupancy and rights of tenants in possession of the Relocation Premises, if any. In the event Tenant fails to provide Landlord with written notice of Lease cancellation within the aforesaid 10-day period, Tenant's right to cancel this Lease shall lapse. In the event Tenant cancels this Lease pursuant to this paragraph, Tenant shall vacate the Premises and the Building within thirty-five (35) days of Tenant's delivery to Landlord of its notice of cancellation, and Tenant shall not be liable for any further obligations of this Lease accruing after the Cancellation Date; however, if Tenant requests temporary space in its cancellation notice, Landlord shall use good faith efforts to provide Tenant with temporary space in the Building for a term of 120 days from the cancellation of this Lease, and any such temporary space shall be provided upon the terms of this Lease (including, without limitation, the same Base Rent rate then applicable to the Premises), except that in no event shall Landlord be obligated to improve the temporary space or pay for any of Tenant's moving costs. Tenant's new space shall be no smaller than the Premises, and shall be provided with comparable improvements (upgrading only to the level of Tenant's prior space). Landlord shall pay the expenses reasonably incurred by Tenant in connection with such substitution of Premises including but not limited to, costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. In the event of such relocation, this Lease shall remain in full force and effect and be deemed applicable to the new space except that EXHIBIT "A" and Section 1 of the Basic Lease Provisions shall be amended to include and state all correct data as to the new space; however, the Base Rent and Tenant's Share of Increased Costs payable under this Lease shall not be increased.

26.    TRADE FIXTURES

           Subject to the provisions of Sections 7 and 8 hereof, Tenant shall install and maintain its trade fixtures on the Premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the Building or Premises. Tenant, if not in default hereunder, may at any time or from time to time during the Term, or upon the expiration or earlier termination of this Lease, alter or remove any such trade fixtures so installed by Tenant. If not so removed by Tenant on or before the expiration or earlier termination of this Lease, Tenant, upon the request of Landlord to do so, shall thereupon remove the same. Any damage to the Premises caused by any installation, alteration or removal of such trade fixtures shall be promptly repaired at the expense of Tenant.

27.    SUCCESSORS AND ASSIGNS

           Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this Lease shall bind the heirs, executors, administrators, successors and assigns of any and all the parties hereto.

28.    TIME

           Time is of the essence of this Lease.

29.    LANDLORD'S DEFAULT

           If Landlord shall default in the performance of any of its obligations under this Lease, Tenant shall have no right to pursue any remedies against Landlord, including, without limitation, termination of this Lease, unless and until Tenant shall have given Landlord written notice of the default and Landlord shall not have commenced the cure of such default within thirty (30) days after receipt of the notice, or thereafter shall not diligently prosecute the cure to completion. Satisfaction of any money judgment obtained against Landlord shall be satisfied only out of: (i) proceeds of sale or disposition of Landlord's interest in the Building, whether by Landlord or by execution of judgment; or (ii) rentals and other payments from tenants in the Building.

30.    TENANT'S LEASE OF OTHER SPACE IN BUILDING

           If Tenant leases space in the Building under a lease other than this Lease, then any default by Tenant under such other lease may be deemed by Landlord to be a default by Tenant under this Lease.

31.    LANDLORD'S RIGHT TO CURE DEFAULTS

           All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent payable hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

32.    ATTORNEYS' FEES

           If as a result of any breach or default in the performance of any of the provisions of this Lease, either party shall use the services of any attorney in order to secure compliance with such provisions or recover damages therefore, or to enforce any judgment or to terminate this Lease (or, in the case of a default by Tenant, to evict Tenant), then the losing party (as determined by the trier of fact) shall reimburse the prevailing party upon demand for any and all attorneys' fees and expenses so incurred by the prevailing party, including but not limited to, fees and expenses incurred in connection with appellate proceedings, enforcement proceedings and bankruptcy proceedings (and the obligation to pay such fees and expenses shall survive and not be merged into any judgement).

33.    EMINENT DOMAIN

           Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof, except that Tenant shall be entitled to any award made to Tenant for Tenant's moving expenses and loss of trade fixtures owned by Tenant. If the whole of the Premises shall be so condemned and taken, then this Lease shall terminate. If a part only of the Premises is condemned and taken and the remaining portion thereof is not suitable for the purposes of which Tenant had leased said Premises, Tenant shall have the right to terminate this lease. If by such condemnation and taking a part only of the Premises is taken, and the remaining part thereof is suitable for the purposes for which Tenant has leased said Premises, this lease shall continue, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it related to the total value of the Premises. A voluntary sale of the building by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be taking under the power of eminent domain for purposes of this Section 33.

34.    SUBORDINATION

           This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modification, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of the Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, then this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so. If Tenant fails to execute any documents required to be executed by Tenant under this Section within ten (10) days after written demand by Landlord, then such failure shall constitute an Event of Default under this Lease.

35.    NO MERGER

           The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work at merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

36.    CONVEYANCE BY LANDLORD

           In the event the original Landlord hereunder, or any successor owner of the Building, shall sell, assign or transfer the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

37.    ESTOPPEL CERTIFICATE

           Tenant shall execute and deliver within fifteen (15) days after written request by Landlord, a certificate certifying (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate and (d) such other matters as may be reasonably requested by Landlord to do so within said fifteen (15) day period. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to execute and deliver such certificate on Tenant's behalf if Tenant fails to timely do so. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof. The failure of Tenant to deliver such certificate within the time specified above shall be deemed to be a material breach of this Lease and shall entitle Landlord without notice to terminate this Lease.

38.    NO LIGHT, AIR OR VIEW EASEMENT

           Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

39.    HOLDING OVER

           If Tenant holds over after the Term (as extended if permitted in this Lease) with or without the express or implied consent of Landlord, Tenant shall be liable for all damages suffered by Landlord as a result of such holding over including but not limited to, the loss of prospective tenants and shall become a tenant from month to month upon the terms specified herein but at a monthly rent equivalent to one hundred and fifty percent (150%) of the then prevailing monthly rent paid by Tenant at the expiration of the Term payable in advance on or before the first day of each month and otherwise payable in accordance with the provisions of Sections 4, 5 and 6 hereof. Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

40.    ABANDONMENT

           In the event of the termination of this Lease by Landlord pursuant to Section 21 hereof, Landlord may remove any property of Tenant from the Premises and store the same elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expenses of such, including reasonable attorneys' fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms thereof; and fourth, the balance, if any, to Tenant.

41.  SECURITY DEPOSIT

     Tenant has deposited with Landlord the sum of $3,115.35 specified in the Basic Lease Information (the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. Landlord may commingle the Deposit with its general or other funds. Landlord's obligations with respect to the Deposit shall be limited to those stated herein and Landlord shall not be deemed a trustee with respect to the Deposit. If Tenant fails to perform or observe any of the provision of this Lease to be performed or observed by it, then, at the option of Landlord, Landlord may (but shall not be obligated so to do) apply the Deposit, or so much thereof as may be necessary to remedy such default or to repair damages to the Premises caused by the Tenant. If Landlord applies any portion of the Deposit to remedy any such default or to repair damages to the Premises caused by Tenant, Tenant shall pay to Landlord, within thirty (30) days after written demand for such payment by Landlord, all monies necessary to restore the Deposit up to the original amount. Any portions of the Deposit remaining upon termination of this Lease shall be returned to Tenant. If the monthly rental rate increases during the Term or any extensions thereof, Tenant shall increase the Deposit to equal the increased monthly rental.

42.  WAIVER

     The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may be observed by the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

43.  NOTICES

     All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord c/o Argus Commercial, 350 S. Figueroa Street, Suite 141, Los Angeles, CA 90071 or to such other place as Landlord may from time to time designate in a notice to Tenant, or, in the case of Tenant, delivered to Tenant at the Premises.

44.  COMPLETE AGREEMENT

     There are no oral agreements between Landlord and Tenant affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations as are contained herein.

45.  CORPORATE AUTHORITY

     Each of the persons executing this Lease hereby covenants and represents and warrants that (a) the entity for which it is executing this Lease is a duly authorized and validly existing corporation, (b) such entity has and is qualified to do business in California, (c) such entity has full right and authority to enter into this Lease, and (d) each person executing this Lease was authorized to do so on behalf of the applicable entity for which he is executing this Lease.

46.  HAZARDOUS MATERIALS

     Tenant shall not engage in any activity on or about the Premises or the Building that violates any Environmental Law and shall not use any Hazardous Materials in connection with its use or occupancy of the Premises, except in such small amounts as is normal and customary in general office use and occupancy, provided, however, that such use shall at all times comply with all Environmental Laws. Tenant shall promptly, at Tenant's sole cost and expense, take all investigatory and/or remedial action required or ordered by any governmental agency or Environmental Law for clean-up and removal of any contamination involving any Hazardous Material created or caused directly or indirectly by Tenant. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601 ET SEQ.; (ii) the Resource Conservation and Recovery Act of 1976 ("RCPA"), 42 U.S.C. Sections 6901 ET SEQ.; ((iii) California Health and Safety Code Sections 25100 ET SEQ.; (iv) the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 ET SEQ.; (v) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1317 ET SEQ.; (vi) California Water Code Section 1300 ET SEQ.; and (vii) California Civil Code Section 3479 ET SEQ., as such laws are amended and the regulations and administrative codes applicable thereto. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste" or "hazardous substance" or considered a waste, condition of pollution or nuisance under the Environmental Laws; (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos; and/or (iv) substances known by the State of California to cause cancer and/or reproductive toxicity. It is the intent of the parties hereto to construe the term "Hazardous Materials" and "Environmental Laws" in its broadest sense. Tenant shall provide all notices required pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 ET SEQ. Tenant shall provide prompt written notice to Landlord of the existence of Hazardous Materials on the Premises and all notices of violation of the Environmental Laws received by Tenant. Tenant's obligations pursuant to this Section 46 shall be referred to in this Lease as "Environmental Compliance."

47.  ADDITIONAL PROVISIONS

     Tenant shall pay or cause to be paid before delinquency any and all taxes levied or assessed, and which may become payable during the term upon any of Tenant's leasehold property located in the Premises. If any or all of Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property are assessed with the Building, and cause any increase in the property taxes of the Building or any other tax levied on the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

48.  MISCELLANEOUS

     The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person or entity constitutes Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument or examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provision herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assignees of the parties hereto. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until the date paid at the highest interest rate permitted by law. If any provision of this Lease or any portion thereof is determined to be illegal or unenforceable, such determination shall not affect any other provision or portion of this Lease and all such other provisions and portions shall remain in full force and effect.

     This Lease shall be governed by and construed in accordance with the laws of the State of California.

49.  EXHIBITS AND RIDER

     The exhibits and rider, if any, specified in the Basic Lease Information are attached to this Lease and are incorporated herein by reference.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

"TENANT":                                "LANDLORD":

PARAGON MANAGEMENT SYSTEMS,              HASEKO CORPORATION
INC., A CALIFORNIA CORPORATION           a Japanese corporation

By: /s/ K. Hadavi
   ------------------------              By: Haseko (California), Inc.
   Dr. K. Cyrus Hadavi                       a California corporation,
   President                                 its authorized agent

Date:  6/21, 1996
                                             By: /s/ Takeshi Higashio
                                                -----------------------
                                                Name: Takeshi Higashio
                                                Title:Senior Executive Vice
                                                       President

                                             Date:  6/27, 1996

                                             "MASTER LANDLORD":

                                             ROYAL INVESTMENT SYSTEM
                                             PARTNERSHIP (01)

                                             By: Haseko (California), Inc.
                                                 a California corporation,
                                                 its authorized agent

                                             By: /s/ Takeshi Higashio
                                                -----------------------
                                                Name: Takeshi Higashio
                                                Title: Senior Executive Vice
                                                         President

                                             Date:  6/27, 1996

           RIDER ATTACHED TO AND MADE A PART OF
           LEASE DATED JUNE 20, 1996 BY AND BETWEEN
           HASEKO CORPORATION, AS LANDLORD, AND
           PARAGON MANAGEMENT SERVICES, INC., AS
           TENANT


50.  LEASE AS SUB-SUBLEASE

     Supplementing Section 34, Tenant hereby acknowledges that Landlord has leased the Building and the land underlying the Building from Royal Investment System Partnership (01)"Master Lessor") pursuant to a master lease (the "Master Lease") and that Master Lessor has leased the land under the Building from Koar/Argosy Group, Inc. ("Ground Lessor") pursuant to a ground lease (the "Ground Lease") and that this Lease is actually a sub-sublease and is subject and subordinate to the Master Lease and the Ground Lease.

     If Landlord or Master Landlord gives written notice to Tenant at Tenant's address for notices in Section 43 hereof that Landlord is in default under the Master Lease or that the Master Lease has expired or has been terminated, then provided that this Lease has not expired or terminated: (i) Tenant shall thereafter deliver all sums payable by Tenant under this Lease to Master Landlord at such address as Master Landlord may direct and otherwise in accordance with this Lease, and Landlord hereby unconditionally directs Tenant to so pay such sums upon such written notice to Tenant; and (ii) provided
Tenant is not in default under this Lease after the giving of any applicable notice and the expiration of any applicable cure period and provided, further, that Tenant pays all sums payable under this Lease to Master Landlord in accordance with subsection (i) above and attorns to Master Landlord as the landlord under this Lease, then Master Landlord shall observe and perform all of the obligations of Landlord to be observed and performed under this Lease for the remaining term of this Lease and shall not disturb or interfere with the quiet use, enjoyment and possession of the Premises by Tenant.

     In the event that the Master Lease expires or is terminated, Master Landlord hereby agrees not to disturb Tenant's possession of the Premises so long as Tenant is not in default under the terms of the Lease after the giving of any applicable notice and the notice and the expiration of any applicable cure period, continues to perform the terms of the Lease, and attorns to the Master Landlord as the landlord under the Lease, and upon the request of Master Landlord or Tenant, Master Landlord and Tenant shall enter into a new lease in substantially the form of the Lease covering the Term of the Lease that would remain had the Lease not been terminated.

     Master Landlord's execution of this Lease shall constitute Master Landlord's approval of: (a) this Rider; and (b) the sub-subleasing of the Premises by Landlord to Tenant. Tenant hereby acknowledges and agrees that Tenant is not a third party beneficiary or intended beneficiary of the Master Lease on the Ground Lease. In no event shall Master Landlord be responsible for any acts or omissions of Landlord.

                                   EXHIBIT "A"

                              SITE PLAN OF PREMISES


                                  [SITE PLAN]

                                  12TH FLOOR

                                   EXHIBIT "C"

                            TERM COMMENCEMENT LETTER


Date:  _________________

To:        _______________________
           _______________________
           _______________________
           _______________________

Re:        TERM/ACCEPTANCE OF Premises


           In accordance with Paragraph 2 of your lease dated June 20, 1996, please acknowledge your acceptance of possession of your Premises and your agreement that the Commencement Date of the lease is ________________ and the Termination Date of the lease is _______________.

           Tenant hereby agrees to forward all necessary and normal day-to-day lease requirements, such as rent and other charges, Insurance Certificates, property tax payments, etc., to the following, unless otherwise designated by
Landlord:

                 Argus Commercial
                 350 South Figueroa Street, Suite 141
                 Los Angeles, California 90071

           Tenant hereby agrees with the dates set forth above and further acknowledges its acceptance of possession of the Premises.

TENANT:


PARAGON MANAGEMENT SYSTEMS, INC.
a California corporation By:_______________________
      Dr. K. Cyrus Hadavi,
      President

                                   EXHIBIT "D"

                             RULES AND REGULATIONS

         1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building without the prior written consent of Landlord.

         2. Tenant shall be entitled to one line on the directory board of the Building for each 1,000 rentable square feet leased by Tenant at Landlord's expense. No signs, placard, picture, name, advertisement or notice, visible from the exterior of any tenant's Premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Landlord will provide, at Landlord's expense, one Building standard suite sign.

         3. All cooking equipment must be U.L. tested and be in compliance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         4. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

         5. Landlord will furnish each tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional Keys. No tenant shall have any keys made. No tenant shall alter any key or install a new or additional lock or any bolt on any door of its Premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to tenant.

         6. Landlord shall designate how all office equipment, furniture, appliances and other large object or property ("Equipment") shall be moved in or out of the Building. The persons employed to move such Equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to perscribe the weight, size and position of all Equipment brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant.

         7. No tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

         8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

         9. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. and at all hours on Sundays, legal holidays and on Saturdays, any person who, in Landlord's sole opinion has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of riot, invasion, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

        10. The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names therefrom. Any additional name which tenant shall desire to place upon said bulletin board must first be approved by Landlord, and, if so approved, a charge will be made therefore.

        11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without prior written consent of Landlord and such items shall be installed as instructed by Landlord.

        12. No tenant shall obtain for use in the Premises, ice, drinking water, food beverage, towel or other similar services, except in accordance with reasonable regulations as may be fixed by Landlord.

        13. Each tenant shall see that the doors of its Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before tenant or tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

        14. The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        15. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant's lease.

        16. No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, without Landlord's prior written consent.

        17. There shall not be used any space, or in the public halls of the Building, either by any tenant or other, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about the Premises.

        18. Each tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Los Angeles area, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry way and elevators provided for such purposes and at such times as Landlord shall designate.

        19. Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

        20. Tenant agrees to abide all governmental rules and regulations pertaining to thermostatic control of the temperature on the Premises as required by said governmental rules and regulations, and agrees to maintain and keep the temperature for heat at or below the maximum temperature allowed from time to time by said governmental rules and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability incurred by Landlord as a result of Tenant's failure to comply with said governmental rules and regulations.

        21. The requirements of the tenants will be attended to only upon application by telephone or in person at the office of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

        24. Landlord reserves the right to make such other reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                           FIRST AMENDMENT OF LEASE


     This FIRST AMENDMENT OF LEASE (the "First Amendment") is dated as of July 1, 1996, and is entered into by and between HASEKO CORPORATION, a Japanese corporation ("Landlord") and PARAGON MANAGEMENT SYSTEMS, INC., a California corporation ("Tenant").

                               R E C I T A L S

     A. Landlord and Tenant entered into that certain Office Space Lease dated June 20, 1996 for Suite 1220 (the "Premises") in the building located at 5933 West Century Boulevard in Los Angeles (the "Building"). The Premises are more particularly described in the Lease.

     B. Landlord and Tenant desire to amend the Lease as hereinafter set forth.

          In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                              A G R E E M E N T

     1. SERVICES. Section 8(b) of the Lease is hereby amended by deleting the words ".8 CFM/sq. ft. of" from the fourth line thereof.

     2. RIGHT TO RELOCATE. Section 25 of the Lease is hereby amended by adding the following sentence to the end thereof:

               Provided Tenant is not in default and Landlord receives a bona fide third party offer (a "Bona Fide Offer") to lease space on the twelfth floor of the Building that would require a relocation of Tenant under this Section 25, and provided, further, that Tenant is then as creditworthy as the prospective tenant or is otherwise a creditworthy tenant for the space to be leased, as reasonably determined by Landlord, then Tenant shall have a one time right of first refusal to lease the space described in the notice from Landlord on the terms described in said notice, which shall be the same terms as those contained in the Bona Fide Offer, IF AND ONLY if Tenant notifies Landlord by telecopy that Tenant accepts such space and terms within three (3) business days after Landlord provides said notice to Tenant (and Tenant's failure to timely and unconditionally accept such space and terms shall be conclusively deemed to be a rejection by Tenant and a waiver of Tenant's right of first refusal, and Tenant's right of first refusal shall thereafter no longer apply to any space in the Building).

     3. LEASE AND SUB-SUBLEASE. Section 50 of the Lease (in the Rider) is hereby amended by adding the following paragraph between the third and fourth paragraphs thereof:

               If the Ground Lease is terminated as the result of a default by Landlord or Master Landlord thereunder, and Tenant is forced to vacate the Premises as a result of such termination, then Master Landlord or Landlord shall return any portion of Tenant's security deposit remaining after application of the security deposit as permitted by the Lease.

     4. GOVERNING LAW. This First Amendment shall be construed in accordance with and governed by the laws of the State of California.

     5. ENTIRE AGREEMENT. This First Amendment constitutes the entire agreement of Landlord and Tenant with respect to the specific subject matter hereof.

     6. SUCCESSORS AND ASSIGNS. Subject to Section 17 of the Lease, the Lease shall be binding upon and shall inure to the benefit of successors and assigns of any and all of the parties hereto.

     7. ATTORNEYS' FEES. If either party commences an action or proceeding in connection with this First Amendment or to enforce or interpret this First Amendment, the prevailing party (as determined by the trier of fact and confirmed on appeal, if any) shall be entitled to collect its attorneys' fees and costs incurred in connection with such action or proceeding (including any appeals) from the other party, and the prevailing party's rights and the other party's obligations hereunder shall be severable from, and shall survive and not merge into, any judgment.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first written above.


"TENANT":                              "LANDLORD":

PARAGON MANAGEMENT SYSTEMS,            HASEKO CORPORATION,
INC., a California corporation         a Japanese corporation

By:  /s/ K. Cyrus Hadavi               By:  Haseko (California), Inc.,
     -------------------                    a California corporation,
     Dr. K. Cyrus Hadavi                    its authorized agent
     President

Date: July 8, 1996
                                            By: /s/ Takeshi Higashio
                                                ----------------------------
                                                Name:  Takeshi Higashio
                                                Title: Senior Executive Vice
                                                       President

                                       Date: July 10, 1996


                                       APPROVED BY "MASTER LANDLORD":

                                       ROYAL INVESTMENT SYSTEM
                                       PARTNERSHIP (01)

                                       By:  Haseko (California), Inc.,
                                            a California corporation,
                                            its authorized agent


                                            By: /s/ Takeshi Higashio
                                                ----------------------------
                                                Name:  Takeshi Higashio
                                                Title: Senior Executive Vice
                                                       President

                                       Date: July 10, 1996

                           SECOND AMENDMENT OF LEASE

       This SECOND AMENDMENT OF LEASE (the "Second Amendment is dated as of December 13, 1996, and is entered into by and between HASEKO CORPORATION, A Japanese corporation, as Landlord, and PARAGON MANAGEMENT SYSTEMS, INC., a California corporation, as Tenant, with the consent of ROYAL INVESTMENT SYSTEM PARTNERSHIP (01), as Master Landlord.

                               R E C I T A L S

     A. Landlord, and Tenant entered into that certain Office Space Lease dated June 20, 1996, as amended by that certain First Amendment of Lease dated July 1, 1996 (collectively, the "Existing Lease") for Suite 1220 (the "Existing Premises") in the building located at 5933 West Century Boulevard, Los Angeles, California (the "Building").

     B. Landlord and Tenant desire to expand the size of the Premises, extend the term of the Existing Lease and to further amend the Existing Lease as provided herein.

     In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                             A G R E E M E N T

     1.   DEFINITIONS.

          All capitalized terms used in this Second Amendment which are not defined herein shall have the same meanings as set forth in the Existing Lease. Unless expressly stated otherwise herein, the term "Lease" shall mean the Existing Lease as amended hereby.

     2.   EXPANSION PREMISES.

     (a) Tenant acknowledges that it is currently in possession of the Existing Premises. Beginning on the Expansion Space Commencement Date (as defined below), the Existing Premises shall be expanded to include approximately an additional three thousand eight hundred thirty-one (3,831) rentable square feet (the "Expansion Space"). The Expansion Space is adjacent to the Existing Premises and is commonly known as Suite 1210 located on the twelfth (12th) floor of the Building, as indicated on the floor plan attached hereto as EXHIBIT "A." Accordingly, as of the Expansion Space Commencement Date, the term "Premises" shall mean and include the Existing Premises as expanded by the Expansion Space, unless specifically stated otherwise. The Premises, as expanded, is more particularly described on the floor plan attached hereto as EXHIBIT "B".

     (b) Landlord and Tenant hereby acknowledge that the rentable area of the Expansion Space is three thousand eight hundred thirty-one (3,831) rentable square feet; however, during the first thirty (30) days after the Expansion Space Commencement Date, Tenant may cause Tenant's space planner to re-measure the rentable area of the Expansion Space and, if Tenant's remeasurement, as verified by Landlord's space planner, shows that the rentable area of the Expansion Space is greater or less than three thousand eight hundred thirty-one (3,831) square feet, then Landlord and Tenant shall execute an amendment to the Lease adjusting the amount of Base Rent, the amount of the Deposit, Tenant's Share of Increased Costs, and the number of parking spaces based upon the re-measurement of the rentable area of the Expansion Space. If Tenant does not submit such re-measurement to Landlord for verification prior to the end of said thirty (30) day period, then Tenant shall be deemed to have irrevocably stipulated and agreed that the rentable area of the Expansion Space is three thousand eight hundred thirty-one (3,831) square feet.

     3.   TERM.

     (a) The term for the Expansion Space shall be for thirty-six (36) months and is tentatively scheduled to commence on January 6, 1997 (the "Target Commencement Date"). Notwithstanding Section 2 of the Existing Lease, as of the Expansion Space Commencement Date (as defined below), the Term of the Existing Lease shall be amended so that it shall be coterminous with the term for the Expansion Space and shall also expire on the date which is thirty-six (36) months after the Expansion Space Commencement Date. The Target Commencement Date is based upon an estimated three (3) week period to complete the Tenant Improvements (as defined below) from the execution of this Second Amendment. If Landlord, for any reason whatsoever, cannot deliver possession of the Expansion Space to Tenant on the Target Commencement Date, this Second Amendment shall not be voidable, nor shall Landlord or its agents be liable to Tenant for any loss or damage resulting therefrom.

     (b) The Expansion Space shall be deemed completed and possession delivered when Landlord has substantially completed the Tenant Improvements, exclusive of installation of all telephone and other communications facilities, and other finish work or decorating work to be performed by Tenant. Tenant shall accept the Expansion Space upon notice from Landlord that the Tenant Improvements have been substantially completed. After Landlord tenders possession of the Expansion Space to Tenant, Tenant shall promptly and diligently install its trade fixtures and equipment in the Expansion Space. The Term shall commence on the earlier to occur of: (i) the date that is five (5) business days after the date on which Landlord has notified Tenant that the Tenant Improvements have been substantially completed; or (ii) the date on which Tenant commences the operation of its business in the Expansion Space or any part thereof (the "Expansion Space Commencement Date"). The Expansion Space Commencement Date shall be confirmed in writing by the parties in the form set forth in EXHIBIT "C" attached hereto promptly after the Expansion Space Commencement Date, and such written confirmation shall be attached hereto.

     (c) If Tenant causes any delay in the construction of the Tenant Improvements, then notwithstanding the provisions of this Second Amendment relating to the Term, the Expansion Space Commencement Date shall be the date which Landlord in its sole discretion determines would have been the Expansion Space Commencement Date without such Tenant caused delay.

     (d) Tenant accepts the Expansion Space in its current "AS-IS" condition. Tenant acknowledges and agrees that Landlord is not obligated to make any other improvements to the Existing Premises or the Expansion Space, nor to provide any allowance therefor, except as otherwise provided in Paragraph 4 below. Within five (5) business days after the Expansion Space Commencement Date, Tenant may deliver a written punch-list to Landlord listing defective light fixtures and electrical outlets, and provided such a punch-list is timely provided to Landlord, Landlord shall use reasonable efforts to replace or repair the defective fixtures or outlets HUAC defusors and thermostats and plumbing with Building standard fixtures and outlets HUAC defusors and thermostats and plumbing as soon as reasonably possible.

     4.   TENANT IMPROVEMENTS.

          Upon execution hereof and prior to the Expansion Space Commencement Date, Landlord shall, at Landlord's cost and expense, perform the following work in the Expansion

Space, using Building standard materials unless otherwise indicated:

           (1) Construct a ten foot (10') wide floor-to-ceiling opening in the reception area of Suite 1220 along the demising wall which separates Suite 1220 and Suite 1210;
           (2) Install a four inch (4") wide oak threshold (in a mutually acceptable color) along the floor in the space created by the construction of the above-mentioned opening in the demising wall;
           (3)   steam clean the existing carpeting;
           (4) dry clean the existing curtains and replace any missing curtains;
           (5)   replace any missing or stained ceiling tiles; and
           (6)   remove any remaining loose cables or wires.

The above items are collectively referred to herein as the "Tenant Improvements." During Landlord's construction of the Tenant Improvements, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and enjoyment of the Existing Premises, and Tenant shall use commercially reasonable efforts to minimize interference with Landlord's construction of the Tenant Improvements.

     5.    BASE RENT.

     Section 5 of the Existing Lease is hereby deleted and replaced with this Paragraph 5.

     (a) Beginning on the Expansion Space Commencement Date and continuing throughout the Term, Tenant shall pay Base Rent for the Premises in accordance with the provisions of Section 4 of the Existing Lease, at the following rate:



                                       Rate Per
                                       Rentable                 Monthly
                                       Square Foot              Rent
                                       -----------              -------
Existing Premises                       $1.05                   $3,115.35

Expansion Space                         $1.05                   $4,022.55
                                                                ---------
     Total                                                      $7,137.90

Notwithstanding the foregoing, concurrent with Tenant's execution and delivery of this Second Amendment, Tenant shall pre-pay to Landlord the first three (3) months of Base Rent owned for the existing premises and Expansion Space in the amount of (21,413.70) (which amount shall be applied to the Base Rent due on the existing premises and Expansion Space for the first three calendar months following the Expansion Space Commencement Date). Should the Expansion Space Commencement Date be any day other than the first day of a calendar month, then the Base Rent for the first partial month and the last partial month shall be equitably pro rated.

       (b) Notwithstanding the foregoing, and provided that Tenant has not been in material default under the terms of the Lease at any time prior to, or during, any Abatement Periods (as defined below), Base Rent for the Premises shall be abated during the 6th and 18th complete months of the Term following the Expansion Space Commencement Date (collectively, "Abatement Periods"). In the event that prior to, or during, any Abatement Periods Tenant materially defaults in the performance of any of its obligations under the Lease, and such material default is not cured within the applicable cure period, then the Base Rent abatement granted Tenant herein shall be null and void, and if such material default occurs during any of the Abatement
Periods, then Tenant shall be obligated to immediately pay Landlord, as rent, any Base Rent so abated for that applicable Abatement Period. However, Landlord shall not be entitled to recover any Base Rent which has been so abated after the applicable Abatement Period has ended. The abatement granted pursuant to this Paragraph 5 shall apply only to Base Rent and shall have no effect on Tenant's obligations to pay Tenant's Share of Increased Costs and Taxes, or any other sums owing by Tenant under the Lease.

     6.    TENANTS SHARE OF INCREASED COSTS.

           Tenant shall pay Tenant's Share of Increased Costs in accordance with the terms of the Lease, except that the Base Year and Base Tax Year (as such terms are defined in Sections 6(a) and (b) of the Existing Lease) shall be the calendar year 1997. As of the Expansion Space Commencement Date, Tenant's Share of Increased Costs attributable to the Premises shall be increased to equal 3.288%.

     7.    PARKING.

           As of the Expansion Space Commencement Date, Tenant shall be entitled to eleven (11) additional unreserved vehicle parking spaces (based on 3 spaces per 1,000 rentable square feet in the Expansion Space) in the Building parking facility, in accordance with the terms and provisions of
Section 24 of the Existing Lease.

     8.    SECURITY DEPOSIT.

           Upon the execution of this Second Amendment by Tenant, Tenant shall deposit an amount equal to Four Thousand Twenty-two and 55/100 Dollars ($4,022.55) with Landlord, such that Landlord shall hold a Deposit in an amount equal to one (1) month's Base Rent for the Premises as hereby expanded.

     9.    RIGHT TO RELOCATE.

           Landlord hereby acknowledges and agrees that, during the initial thirty-six (36) months of the Term, it shall not be entitled to exercise the right to relocate Tenant to other space within the Building as provided in
Section 25 of the Existing Lease.

     10.   CONSTRUCTION; REAFFIRMATION.

           Except as expressly amended hereby, all of the terms and conditions of the Existing Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Existing Lease and the terms of this Second Amendment, the terms of this Second Amendment shall govern and prevail. The Existing Lease, as amended by this Second Amendment, is hereby reaffirmed.

     11.   GOVERNING LAW.

           This Second Amendment shall be construed in accordance with and governed by the laws of the State of California.

     12.   ENTIRE AGREEMENT.

           This Second Amendment constitutes the entire agreement of Landlord and Tenant with respect to the specific subject matter hereof.

     13.  CORPORATE AUTHORITY.

          If Tenant is a corporation, each of the persons executing this Second Amendment on behalf of Tenant hereby covenants and represents and warrants that (a) Tenant is a duly authorized and validly existing corporation, (b) Tenant has and is qualified to do business in California,
(c) Tenant has full right and authority to enter into this Second Amendment, and (d) each person executing this Second Amendment on behalf of Tenant was authorized to do so.

     14.  SUCCESSORS AND ASSIGNS.

          Subject to the provisions of the Existing Lease relating to assignment, mortgaging, pledging and subletting, the Existing Lease, as amended by this Second Amendment, shall bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

     15.  ATTORNEYS' FEES.

          If either party commences an action or proceeding to enforce or interpret this Second Amendment, the prevailing party (as determined by the trier of fact and confirmed on appeal, if any) shall be entitled to collect its attorneys' fees and costs incurred in connection with such action or proceeding (including any appeals) from the other party, and the prevailing party's rights and the other party's obligations hereunder shall be severable from, and shall survive and not merge into, any judgment.

     16.  BROKERS.

          Landlord shall be responsible for the payment of a brokerage fee in connection with the negotiation of this Second Amendment for the Expansion Space which may be due CB Commercial and Lee & Associates (collectively, the "Broker") pursuant to a separate agreement. Landlord and Tenant hereby represent and warrant to the other that no broker, salesperson or finder other than the Broker may claim a commission or fee in connection with this Second Amendment, and each party shall indemnify, defend and hold the other harmless from and against any claims for commissions or fees based on its communications or agreements with any such broker, salesperson or finder.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first written above.


"TENANT":                        "LANDLORD":

PARAGON MANAGEMENT SYSTEMS,      HASEKO CORPORATION,
INC., a California               a Japanese corporation
corporation

By: /s/ K. Hadavi                By: Haseko (California), Inc.,
   ---------------------             a California corporation,
Name:  President                     its authorized agent
     -------------------
Title:
      ------------------

By:                                  By: /s/ [ILLEGIBLE]
   ---------------------                ---------------------
Name:                            For Name:  Takeshi Higashio
     -------------------             Title: Senior Executive
Title:                                      Vice President
      ------------------

Date: 12/14    , 1996
                                     Date:   12/19    , 1996

                                 "MASTER LANDLORD":

                                 ROYAL INVESTMENT SYSTEM
                                 PARTNERSHIP (01),
                                 a Japanese partnership

                                 By: Haseko (California), Inc.,
                                     a California corporation,
                                     its authorized agent

                                     By: /s/ [ILLEGIBLE]
                                        --------------------
                                 For Name: Takeshi Higashio
                                     Title: Senior Executive
                                            Vice President

                                     Date:   12/19       , 1996

                                   EXHIBIT "A"

                         Floor Plan of Expansion Space

                                   [Attached.]

                                  EXHIBIT "A"


                                  [FLOOR PLAN]


                                   12TH FLOOR

                                  EXHIBIT "B"

              Floor Plan of Existing Premises and Expansion Space

                                  [Attached.]

                                  EXHIBIT "B"


                                 [FLOOR PLAN]


                                  12TH FLOOR

                                  EXHIBIT "C"

                   Expansion Space Commencement Date Letter


Date:     _____________________, 1996

To:       Haseko Corporation
          c/o Argus Commercial
          350 South Figueroa Street, Suite 141
          Los Angeles, California  90071

Re:  Term/Acceptance of Expansion Space

     In accordance with Paragraph 3 of the Second Amendment dated December 13, 1996, please acknowledge your acceptance of the Expansion Space and your agreement that the Expansion Space Commencement Date is __________, 1997, and the expiration date for the Premises is __________, ____.

     Tenant hereby agrees with the dates set forth above and further acknowledges its acceptance of possession of the Expansion Space.

TENANT:

PARAGON MANAGEMENT SYSTEMS, INC.,
a California corporation

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                           THIRD AMENDMENT OF LEASE

     This THIRD AMENDMENT OF LEASE (this "Third Amendment") is dated as of October 6, 1997, and is entered into by and between HASEKO CORPORATION, a Japanese corporation, as Landlord, and PARAGON MANAGEMENT SYSTEMS, INC., a California corporation, as Tenant, with the consent of ROYAL INVESTMENT SYSTEM PARTNERSHIP (01), as Master Landlord.

                                  RECITALS

     A. Landlord and Tenant entered into that certain Office Space Lease dated June 20, 1996, as amended by that certain First Amendment of Lease dated July 1, 1996, and that certain Second Amendment of Lease dated December 13, 1996 (collectively, the "Existing Lease"), for Suites 1210 and 1220 (the "Existing Premises") in the building located at 5933 West Century Boulevard, Los Angeles, California (the "Building").

     B. Landlord and Tenant desire to expand the size of the Premises, extend the term of the Existing Lease and to further amend the Existing Lease as provided herein.

     In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                 AGREEMENT

     1.    DEFINITIONS.

           All capitalized terms used in this Third Amendment which are not defined herein shall have the same meanings as set forth in the Existing Lease. Unless expressly stated otherwise herein, the term "Lease" shall mean the Existing Lease as amended hereby.

     2.    EXPANSION SPACE.

     (a) Tenant acknowledges that it is currently in possession of the Existing Premises. Beginning on January 1, 1998, (the "Expansion Space Commencement Date"), the Existing Premises shall be expanded to include approximately three thousand nine hundred forty-five (3,945) additional rentable square feet (the "Expansion Space"). The Expansion Space is adjacent to the Existing Premises and is commonly known as Suite 1200B located on the twelfth (12th) floor of the Building, as indicated on the floor plan attached hereto as EXHIBIT "A." Accordingly, as of the Expansion Space Commencement Date, the term "Premises" shall mean and include the Existing Premises as expanded by the Expansion Space, unless specifically stated otherwise.

     (b) Landlord and Tenant hereby acknowledge that the rentable area of the Expansion Space is three thousand nine hundred forty-five (3,945) rentable square feet; however, during the first thirty (30) days after the Expansion Space Commencement Date, Tenant may cause Tenant's space planner to remeasure the rentable area of the Expansion Space and, if Tenant's remeasurement, as verified by Landlord's space planner, shows that the rentable area of the Expansion Space is greater or less than three thousand nine hundred forty-five (3,945) square feet, then Landlord and Tenant shall execute an amendment to the Lease adjusting the amount of Base Rent, the amount of the Deposit. Tenant's Share of Increased Costs, and the number of parking spaces based upon the remeasurement of the rentable area of the Expansion Space. If Tenant does not submit such remeasurement to Landlord for verification prior to the end of said thirty (30) day period, then Tenant shall be deemed to have irrevocably stipulated and agreed that the rentable area of the Expansion Space is three thousand nine hundred forty-five (3,945) square feet.

     3.    TERM.

     (a) The term for the Expansion Space shall be for thirty-six (36) months, commencing on the Expansion Space Commencement Date and expiring on December 31, 2000. Notwithstanding Section 2 of the Existing Lease, as of the effective date hereof, the Term of the Existing Lease shall be amended so that it shall be coterminous with the term for the Expansion Space and shall also expire on December 31, 2000.

     (b) The Expansion Space shall be deemed completed and possession delivered when Landlord has substantially completed the Tenant Improvements (as defined below), exclusive of installation of all telephone and other communications facilities, and other finish work or decorating work to be performed by Tenant. Tenant shall accept the Expansion Space upon notice from Landlord that the Tenant Improvements have been substantially completed. After Landlord tenders possession of the Expansion Space to Tenant, Tenant shall promptly and diligently install its trade fixtures and equipment in the Expansion Space.

     (c) If Tenant causes any delay in the construction of the Tenant Improvements, then notwithstanding the provisions of this Third Amendment relating to the Term, the Expansion Space Commencement Date shall be the date which Landlord in its sole discretion determines would have been the Expansion Space Commencement Date without such Tenant caused delay.

     (d) Tenant accepts the Expansion Space in its current "AS-IS" condition. Tenant acknowledges and agrees that Landlord is not obligated to make any other improvements to the Existing Premises or the Expansion Space, nor to provide any allowance therefor, except as otherwise provided in Paragraph 4 below. Landlord hereby represents that all existing lighting, electrical and HVAC systems in the Expansion Space shall be in good working order per Building standards as of the Expansion Space Commencement Date. Landlord further agrees to provide Building standard janitorial service to the Expansion Space once prior to and once immediately following Tenant's occupation of the Expansion Space.

     4.    EARLY OCCUPANCY.

           Tenant shall have the right to enter onto the Expansion Space following substantial completion of the Tenant Improvements and prior to the Expansion Space Commencement Date for the purpose of installing, at Tenant's sole cost and expense, Tenant's equipment and trade fixtures and for the purpose of operating Tenant's business ("Early Occupancy"). Except as otherwise provided in this paragraph, all of the terms of this Lease, except for terms requiring the payment of rent, shall apply to Tenant's Early Occupancy of the Expansion Space hereunder.

     5.    TENANT IMPROVEMENTS.

           Upon execution hereof and prior to the Expansion Space
Commencement Date, Landlord shall, at Landlord's cost and expense, perform the following work in the Expansion Space, using Building standard materials:

           (1)   shampoo the existing carpet;

           (2) remove a four (4) foot wide portion of the partition between Suite 1200B and 1210, in a mutually acceptable location, such that Suite 1200B and Suite 1210 shall be connected. The opening shall be painted drywall partition;

           (3)   paint the walls as shown on EXHIBIT "B" attached hereto;

           (4) provide and install vinyl composition tile in the kitchen area as shown on EXHIBIT "B" attached hereto;

           (5) install two (2) telephone conduit lines and two (2) electrical outlets as shown on EXHIBIT "B" attached hereto;

           (6)   dry clean all existing drapery;

           (7) provide and install horizontal mini-blinds as shown on EXHIBIT "B" attached hereto;

           (8) provide and install black-out lining (white material) on the inside of the existing drapery as shown on EXHIBIT "B" attached hereto;

           (9) remove all existing chrome cover-plates and replace with Building standard ivory cover-plates;

           (10) patch the nail holes in the existing wallcovering with spackle (provided that such patched areas shall not be required to match the surrounding wallcovering);

           (11)  commercially clean all existing vinyl wallcovering; and

           (12) patch the passageway between Suite 1200B and Suite 1210 with the existing carpet removed from the kitchen area.

The above items are collectively referred to herein as the "Tenant Improvements." Items (6), (7), and (8) above shall not be required to be completed in order to constitute "substantial completion" of the Tenant Improvements. As such, Landlord may complete such items during Tenant's Early Occupancy of the Expansion Space, but prior to the Commencement Date. Tenant hereby acknowledges Landlord's right to enter on to the Expansion Space during Tenant's Early Occupancy for the purposes of completing the Tenant Improvements and for such other purposes deemed necessary by Landlord. During Landlord's completion of the Tenant Improvements, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and enjoyment of the Expansion Space, and Tenant shall use commercially reasonable efforts to minimize interference with Landlord's completion of the Tenant Improvements. Tenant hereby expressly waives any and all claims it may have against Landlord arising from future damage to Tenant's property by Landlord or its contractors during the completion of the Tenant Improvements, and Tenant hereby expressly agrees not to assert any such claims and to bear the risk of any and all such damage and any and all related losses, unless caused by the gross negligence of Landlord or Landlord's contractor(s).

     6.    BASE RENT.

     (a) Tenant shall continue to pay Base Rent on the Existing Premises in accordance with the Existing Lease. Beginning on the Expansion Space Commencement Date and continuing throughout the Term, Tenant shall pay Base Rent for the Expansion Space in accordance with the provisions of Section 4 of the Existing Lease, at the following rate:

                           Rate Per
                           Rentable             Monthly
                           Square Foot          Rent
                           -----------          -------

Expansion Space            $1.05                $4,142.25

Notwithstanding the foregoing, concurrent with Tenant's execution and delivery of this Third Amendment, Tenant shall pre-pay to Landlord the first month's Base Rent owned for the Expansion Space in the amount of Four Thousand One Hundred Forty-Two and 25/100 Dollars ($4,142.25) (which amount shall be applied to the Base Rent due on the Expansion Space for the first calendar month following the Expansion Space Commencement Date). Should the Expansion Space Commencement Date be any day other than the first day of a calendar month, then the Base Rent for the first partial month and the last partial month shall be equitably pro rated. Tenant shall pay to Landlord within fifteen (15) business days of the Expansion Space Commencement Date the Base Rent due on the Expansion Space for the first partial month of the Term.

     7.    TENANTS SHARE OF INCREASED COSTS.

           Tenant shall pay Tenant's Share of Increased Costs for the Premises (as expanded hereby) in accordance with the terms of the Lease, except that as of the Expansion Space Commencement Date, the Base Year and Base Tax Year (as such terms are defined in Sections 6(a) and (b) of the Existing Lease) shall be the calendar year 1998. As of the Expansion Space Commencement Date, Tenant's Share of Increased Costs attributable to the Premises shall be increased to equal 5.196%.

     8.    PARKING.

           As of Tenant's Early Occupancy, Tenant shall be entitled to twelve
(12) additional unreserved vehicle parking spaces (based on 3 spaces per 1,000 rentable square feet in the Expansion Space) in the Building parking facility, in accordance with the terms and provisions of Section 24 of the Existing Lease.

     9.    SECURITY DEPOSIT.

           Upon the execution of this Third Amendment by Tenant, Tenant shall deposit an amount equal to Four Thousand One Hundred Forty-Two and 25/100 Dollars ($4,142.25) with Landlord, such that Landlord shall hold a Deposit in accordance with Section 41 of the Existing Lease in an amount equal to one
(1) month's Base Rent for the Premises as hereby expanded.

     10.   RIGHT OF SECOND NEGOTIATION.

           If any of the space on the twelfth (12th) floor of the Building which is contiguous to the Premises becomes available for lease from Landlord after Landlord shall have leased such space and the tenant occupying such space shall have vacated the space, then provided Tenant is not then in default under the Lease and would not be in default under the Lease after notice or passage of time or both, and provided further that Tenant has not assigned the Lease or sublet any portion of the Premises, Tenant shall have a right of second negotiation (the "Right of Second Negotiation") to lease such space (the "Negotiable Space") as it becomes available; however, Tenant's rights under this Paragraph 10 shall be subject to and subordinate to the right of first negotiation held Trident Data Systems, Inc. ("Trident").
Within fifteen (15) days after Landlord elects in its sole discretion to so lease any Negotiable Space, Landlord shall so advise Trident by delivering to Trident a notice thereof. Upon its receipt of such notice, Trident has five
(5) days to exercise its right of first negotiation as to the Negotiable
Space by delivering written notice of Trident's decision to Landlord. If Trident timely exercises its right of first negotiation, Tenant shall have no further rights as to the Negotiable Space. If Trident chooses not to exercise its right of first negotiation as to the Negotiable Space, Trident shall be deemed to have waived and released its right of first negotiation as to the Negotiable Space and as to any additional Negotiable Space that may become available during the term of the Lease. Landlord shall then advise Tenant by delivering to Tenant a notice of the availability of the Negotiable Space.
Upon receipt of such notice, Tenant shall have five (5) days to exercise its Right of Second Negotiation as to the Negotiable Space by delivering written notice of Tenant's decision to Landlord. If Tenant timely exercises its Right of Second Negotiation, then Landlord will negotiate with Tenant to lease the applicable Negotiable Space to Tenant on terms and conditions acceptable to Landlord, as determined by Landlord in good faith. If Tenant chooses not to exercise its Right of Second Negotiation as to the Negotiable Space either by written notice or failure to notify Landlord in writing within (5) days as provided above, Tenant shall be deemed to have waived and released its Right of Second Negotiation as to the Negotiable Space and as to any additional Negotiable Space that may become available during the term of the Lease. If Tenant chooses not to exercise its Right of Second Negotiation as to the Negotiable Space described in Landlord's notice, Landlord may lease the Negotiable Space to any other person or entity upon any terms and conditions, whether more or less favorable than Landlord's proposal as set forth in Landlord's notice to Tenant.

         11.      OPTION.

                  Tenant shall have one (1) option to extend the Term of the Lease as set forth in Section 2 of the Existing Lease.

         12.      SIGNAGE.

                  At such time that Tenant has at least 17,500 rentable square feet of space under lease in the Building, if applicable, and provided that Tenant's lease term for such space has at least thirty (30) months remaining, Tenant shall have the right, at Tenant's sole cost and expense, subject to Landlord's approval as to size, design, color and method of mounting and subject to the rights of prior tenants in the Building, to install Tenant's name on one
(1) line of the existing Building monument sign, provided that one (1) line is available on such sign.

         13.      CONSTRUCTION: REAFFIRMATION.

                  Except as expressly amended hereby, all of the terms and conditions of the Existing Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Existing Lease and the terms of this Third Amendment, the terms of this Third Amendment shall govern and prevail. The Existing Lease, as amended by this Third Amendment, is hereby reaffirmed.

         14.      GOVERNING LAW.

                  This Third Amendment shall be construed in accordance with and governed by the laws of the State of California.

         15.      ENTIRE AGREEMENT.

                  This Third Amendment constitutes the entire agreement of Landlord and Tenant with respect to the specific subject matter hereof.

         16.      CORPORATE AUTHORITY.

                  If Tenant is a corporation, each of the persons executing this Third Amendment on behalf of Tenant hereby covenants and represents and warrants that (a) Tenant is a duly authorized and validly existing corporation, (b) Tenant has and is qualified to do business in California, (c) Tenant has full right and authority to enter into this Third Amendment, and (d) each person executing this Third Amendment on behalf of Tenant was authorized to do so.

     17.  SUCCESSORS AND ASSIGNS.

          Subject to the provisions of the Existing Lease relating to assignment, mortgaging, pledging and subletting, the Existing Lease, as amended by this Third Amendment, shall bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

     18.  ATTORNEYS' FEES.

          If either party commences an action or proceeding to enforce or interpret this Third Amendment, the prevailing party (as determined by the trier of fact and confirmed on appeal, if any) shall be entitled to collect its attorneys' fees and costs incurred in connection with such action or proceeding (including any appeals) from the other party, and the prevailing party's rights and the other party's obligations hereunder shall be severable from, and shall survive and not merge into, any judgment.

     19.  BROKERS.

          Landlord and Tenant hereby represent and warrant to the other that no broker, salesperson or finder may claim a commission or fee in connection with this Third Amendment, and each party shall indemnify, defend and hold the other harmless from and against any claims for commissions or fees based on its communications or agreements with any such broker, salesperson or finder.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day and year first written above.

"TENANT":                           "LANDLORD":

PARAGON MANAGEMENT                  HASEKO CORPORATION,
SYSTEMS, INC.,                      a Japanese corporation
a California corporation

                                    By:  Haseko (California), Inc.,
                                         a California corporation,
                                         its authorized agent
By:   /s/ K. Hadavi
     ---------------------
Name:  K. Cyrus Hadavi
     ---------------------
Title:  CEO
     ---------------------

                                         By: /s/ Tom Sagawa
                                            --------------------------------
                                         Name:  Tom Sagawa
                                         Title:  Executive Vice President

By:
     ---------------------
Name:
     ---------------------
Title:
     ---------------------

[Signatures continued on next page.]

                                  EXHIBIT "A"

                        Floor Plan of Expansion Space

                                  [Attached.]

                                   EXHIBIT A

                                  [FLOOR PLAN]

                              ROYAL AIRPORT CENTER

                                  EXHIBIT "B"

                   Location of Certain Tenant Improvements

                                  [Attached.]

                                  EXHIBIT "B"


                                     [MAP]


                             ROYAL AIRPORT CENTER

                                  EXHIBIT "B"
                                  (continued)


                                     [MAP]


                             ROYAL AIRPORT CENTER

                           FOURTH AMENDMENT OF LEASE

     This FOURTH AMENDMENT OF LEASE (this "Fourth Amendment") is dated as of February 25, 2000, and is entered into by and between HASEKO CORPORATION, a Japanese corporation, as landlord ("Landlord"), and ADEXA, Inc., a California corporation, as tenant ("Tenant"), with the consent of ROYAL INVESTMENT SYSTEM PARTNERSHIP (01), as master landlord ("Master Landlord").

                               R E C I T A L S

     A. Landlord and Paragon Management Systems, Inc., a California corporation, as predecessor-in-interest to Tenant, entered into that certain Office Space Lease dated June 20, 1996, as amended by (i) that certain First Amendment of Lease dated July 1, 1996, (ii) that certain Second Amendment of Lease dated December 13, 1996, and (iii) that certain Third Amendment of Lease dated October 6, 1997 (collectively, the "Existing Lease"), for Suites 1200B, 1210 and 1220 (the "Existing Premises") in the building located at 5933 West Century Boulevard, Los Angeles, California (the "Building").

     B. Landlord and Tenant desire to expand the size of the Premises, extend the term of the Existing Lease and to further amend the Existing Lease as provided herein.

     In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                             A G R E E M E N T

     1.  DEFINITIONS.

         All capitalized terms used in this Fourth Amendment which are not defined herein shall have the same meanings as set forth in the Existing Lease. Unless expressly stated otherwise herein, the term "Lease" shall mean the Existing Lease as amended hereby.

     2.  EXPANSION SPACE.

         (a) Tenant acknowledges that it is currently in possession of the Existing Premises. Beginning on the Expansion Space Commencement Date (as defined below), the Existing Premises shall be expanded to include that certain space on the eleventh (11th) floor of the Building containing approximately seven thousand six hundred ninety-eight (7,698) additional rentable square feet and commonly known as Suite 1100, as indicated on the floor plan attached hereto as EXHIBIT "A" (the "Expansion Space"). As of the Expansion Space Commencement Date, the term "Premises" shall mean and include the Existing Premises as expanded by the Expansion Space, unless specifically stated otherwise. Accordingly, except as expressly stated otherwise herein, or where the context would indicate otherwise, all terms and conditions applicable to the Existing Premises shall be equally applicable to the Expansion Space.

          (b) Landlord and Tenant hereby acknowledge that the rentable area of the Expansion Space is seven thousand six hundred ninety-eight (7,698) rentable square feet; however, prior to the Expansion Space Commencement Date, Tenant may cause Tenant's space planner to remeasure the rentable area of the Expansion Space and, if Tenant's remeasurement, as verified by Landlord's space planner, shows that the rentable area of the Expansion Space is greater or less than seven thousand six hundred ninety-eight (7,698) square feet, then Landlord and Tenant shall execute an amendment to the Lease adjusting the amount of Base Rent, the amount of the Deposit, Tenant's Share of Increased Costs, and the number of parking spaces available to Tenant based upon the remeasurement of the rentable area of the Expansion Space. If Tenant does not submit such remeasurement to Landlord for verification prior to the Expansion Space Commencement Date, the Tenant shall be deemed to have irrevocably stipulated and agreed that the rentable area of the Expansion Space is seven thousand six hundred ninety-eight (7,698) square feet.

     3.  TERM.

         (a) The term for the Expansion Space (the "Expansion Space Term") shall be for sixty (60) months, commencing on the Expansion Space Commencement Date, which is tentatively scheduled to occur on June 9, 2000 ("Target Expansion Space Commencement Date"). The Target Expansion Space Commencement Date is based upon an estimated ninety-eight (98) day period to complete the tenant improvement process from execution of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Expansion Space to Tenant on the Target Expansion Space Commencement Date, this Lease shall not be voidable, nor shall Landlord or its agents be liable to Tenant for any loss or damage resulting therefrom. As of the execution of this Fourth Amendment by both parties hereto (the "Effective Date"), the Term of the Existing Lease shall be amended so that it shall be conterminous with the term for the Expansion Space and shall also expire sixty (60) months after the Expansion Space Commencement Date.

          (b) The Expansion Space shall be deemed completed and possession delivered when the improvements to the Expansion Space ("Expansion Improvements") have been substantially completed as more particularly set forth on Exhibit "B" attached hereto and made a part hereof (the "Expansion Improvements"), exclusive of installation of all telephone and other communications facilities, and other finish work or decorating work to be performed by Tenant. Tenant shall accept the Expansion Space when the Expansion Improvements have been substantially completed. The Expansion Space Term shall commence on the earlier to occur of: (i) the date on which Tenant commences the operation of its business in the Expansion Space or any part thereof; or (ii) the date which is five (5) business days after the date on which Landlord has notified Tenant that the Expansion Improvements have been substantially completed (the "Expansion Space Commencement Date"). The Expansion Space Commencement Date shall be confirmed in writing by the parties in the form set forth in Exhibit "C" attached hereto promptly after the Expansion Space Commencement Date, and such written confirmation shall be attached hereto. As of the Expansion Space Commencement Date, "Term" shall include the Expansion Space Term unless specifically stated otherwise.

          (c) If Tenant causes any delay in the construction of the Expansion Improvements, then notwithstanding the provisions of this Fourth Amendment relating to the Term, the Expansion Space Commencement Date shall be the date which Landlord in its sole discretion determines would have been the Expansion Space Commencement Date without such Tenant caused delay.

          (d) Tenant accepts the Expansion Space in its current "AS-IS" condition. Tenant acknowledges and agrees that Landlord is not obligated to make any other improvements to the Existing Premises or the Expansion Space, nor to provide any allowance therefor, except as otherwise expressly provided in EXHIBIT "B" (Expansion Space) or EXHIBITS "D" and "D-1" (Existing Premises) attached hereto. As of the Effective Date, Section 4 of the Second Amendment and Section 5 of the Third Amendment shall be deleted in their entirety and of no further force or effect.

     4.  EARLY OCCUPANCY.

         Tenant shall have the right to enter onto the Expansion Space not more than fourteen (14) days prior to the Expansion Space Commencement Date for the purpose of installing, during normal business hours and at Tenant's sole cost and expense, Tenant's equipment and trade fixtures. Tenant's installation of such equipment and trade fixtures shall be subject to the following conditions: (i) that Landlord approve in writing the location and the manner of installation of such equipment and trade fixtures (but Landlord shall not be liable in any way as a result of, or in connection with, such approval); (ii) that all governmental permits and approvals required for the installation and use of such equipment and trade fixtures shall have been obtained; (iii) that Tenant provide Landlord with reasonable evidence that Tenant and its contractors involved in the installation of such equipment and trade fixtures carry insurance satisfactory to Landlord for such activities;
(iv) that the installation and use of such equipment and trade fixtures comply with all applicable laws and permits and do not interfere in any way with obtaining governmental approvals, permits and inspections for, or with Landlord's construction of, the Expansion Improvements described in EXHIBIT "B". Any such interference shall constitute delays caused by Tenant for purposes of Paragraph 3(c). Except as otherwise provided in this paragraph, all of the terms of this Lease, except for terms requiring the payment of rent, shall apply to Tenant's early entry onto the Expansion Space and the installation of such equipment and trade fixtures. Tenant hereby expressly waives any and all claims it may have against Landlord arising from future damage to such equipment and trade fixtures by Landlord or its contractors during the construction of the Expansion Improvements described in EXHIBIT "B", and Tenant hereby expressly agrees not to assert any such claims and to bear the risk of any and all such damage and any and all related losses.

     5.  BASE RENT.

         (a) Tenant's Base Rent for the Expansion Space shall be at the following rate (and otherwise payable in accordance with the provisions of Section 4 of the Existing Lease) commencing on the Expansion Space Commencement Date:

Months After              Rate Per
Expansion Space           Rentable            Monthly
Commencement Date         Square Foot         Rent
-----------------         -----------         -------
1-36                      $1.30               $10,007.40
37-48                     $1.34               $10,315.32
49-60                     $1.38               $10,623.24

         (b) Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the Existing Lease through December 31, 2000. Thereafter, for the remainder of the Term, Tenant shall pay Base Rent for the Existing Premises at the same rate per rentable square foot as Tenant is then paying for the Expansion Space (including increases at the same times as the Base Rent for the Expansion Space increases) as set forth in the chart in
Section 5(a) above. By way of example only, during the forty-sixth (46th) month following the Expansion Space Commencement Date, Tenant shall pay Base Rent for the Existing Premises in the amount of $14,395.62 per month (based on $1.34 times 10,743 rentable square feet). Section 5 of the Second Amendment and Section 6 of the Third Amendment shall be deleted in their entirety as of January 1, 2001.

         (c) Notwithstanding the foregoing, concurrent with Tenant's execution and delivery of this Fourth Amendment, Tenant shall pre-pay to Landlord the first month's Base Rent owned for the Expansion Space in the amount of Ten Thousand Seven and 40/100 Dollars ($10,007.40)(which amount shall be applied to the Base Rent due on the Expansion Space for the first calendar month following the Expansion Space Commencement Date). Should the Expansion Space Commencement Date be any day other than the first day of a calendar month, then the Base Rent for the first partial month and the last partial month shall be equitably pro rated. Tenant shall pay to Landlord within fifteen (15) business days of the Expansion Space Commencement Date the Base Rent due on the Expansion Space for the first partial month of the Term.

    6.   TENANTS SHARE OF INCREASED COSTS.

         (a) As of the Expansion Space Commencement Date, Tenant shall pay the additional Tenant's Share of Increased Costs applicable to the Expansion Space in accordance with the provisions of the Existing Lease, except that with respect to the Expansion Space only, the Base Year and Base Tax Year (as such terms are defined in Sections 6(a) and (b) of the Existing Lease) shall be the calendar year 2000. Tenant's Share of Increased Costs applicable to the Expansion Space shall be 3.723%.

         (b) Tenant shall continue to pay Tenant's Share of Increased Costs applicable to the Existing Premises (i.e., 5.196%) in accordance with the provisions of the of the Existing Lease, except that as of January 1, 2001, the Base Year and Base Tax Year (as such terms are defined in Sections
6(a) and (b) of the Existing Lease) for the Existing Premises only shall be changed to the calendar year 2001.

         (c) Tenant's Share of Increased Costs during the first thirty (30) months following the Expansion Space Commencement Date shall not include any increases in real property taxes due to a reassessment of the real property upon which the

Building is located as a result of the sale of the Building during the first thirty (30) months following the Expansion Space Commencement Date.

         (d) Except as expressly amended hereby, Tenant's obligation to pay Tenant's Share of Increased Costs applicable to the Premises, including the Expansion Space, shall be subject to the terms and conditions of Section 6 of the Existing Lease.

    7.   PARKING.

         As of the Expansion Space Commencement Date, Tenant shall be entitled to twenty-three (23) additional unreserved vehicle parking spaces (based on 3 spaces per 1,000 rentable square feet in the Expansion Space) in the Building parking facility, in accordance with the terms and provisions of
Section 24 of the Existing Lease.

    8.   SECURITY DEPOSIT.

         Upon the execution of this Fourth Amendment by Tenant, Tenant shall deposit with Landlord an amount equal to Twelve Thousand Six Hundred Ninety-Three and 15/100 Dollars ($12,693.15), such that Landlord shall hold a total Deposit in accordance with Section 41 of the Existing Lease in an amount equal to one (1) month's Base Rent for the Premises as hereby expanded, based on $1.30 per rentable square foot.

    9.   RIGHT OF SECOND NEGOTIATION.

         If any of the space on the eleventh (11th) or twelfth (12th) floors of the Building becomes available for lease from Landlord after Landlord shall have leased such space and the tenant occupying such space shall have vacated the space, then provided Tenant is not then in default under the Lease and would not be in default under the Lease after notice or passage of time or both, and provided further that Tenant has not been in default under the Lease on three (3) or more separate occasions during the Term, and provided further that Tenant has not assigned the Lease or sublet any portion of the Premises, Tenant shall have a right of second negotiation (the "Right of Second Negotiation") to lease such space (the "Negotiable Space") as it becomes available; provided, however, that Tenant's rights under this Section 9 shall be subject to and subordinate to any and all rights of first negotiation held by Trident Data Systems, Inc. ("Trident"). Within fifteen
(15) days after Landlord elects in its sole discretion to so lease any Negotiable Space, Landlord shall so advise Trident by delivering to Trident a notice thereof. If Trident timely exercises its right of first negotiation, Tenant shall have no further rights as to the Negotiable Space. If Trident chooses not to exercise its right of first negotiation as to the Negotiable Space, Trident shall be deemed to have waived and released its right of first negotiation as to the Negotiable Space. Landlord shall then advise Tenant by delivering to Tenant a notice of the availability of the Negotiable Space. Upon receipt of such notice, Tenant shall have five (5) days to exercise its Right of Second Negotiation as to the Negotiable Space by delivering written notice of Tenant's decision to Landlord. If Tenant timely exercises its Right of Second Negotiation, then Landlord will negotiate with Tenant to lease the applicable Negotiable Space to Tenant on terms and conditions acceptable to Landlord, as determined by Landlord in good faith. If Tenant chooses not to exercise its Right of Second Negotiation as to the Negotiable Space either by written notice or failure to notify Landlord in writing within (5) days as provided above, Tenant shall be deemed to have waived and released its Right of Second

Negotiation as to the Negotiable Space and as to any additional Negotiable Space that may become available during the term of the Lease. If Tenant chooses not to exercise its Right of Second Negotiation as to the Negotiable Space described in Landlord's notice, Landlord may lease the Negotiable Space to any other person or entity upon any terms and conditions, whether more or less favorable than Landlord's proposal as set forth in Landlord's notice to Tenant. As of the Effective Date, Section 10 of the Third Amendment shall be deleted in its entirety and of no further force or effect.

   10.   OPTION.

         (a) The third (3rd) paragraph of the Existing Lease and Section 11 of the Third Amendment are hereby deleted in their entirety and are of no further force or effect.

         (b) Tenant shall have the option to extend the Term of the Lease, as amended hereby, for one (1) period of five (5) years of the ("Extension Term"), provided that Tenant is not then in default under any of the terms or provisions of the Lease beyond any applicable cure periods, and also provided that Tenant has not been in default on three (3) or more separate occasions during the Term of this Lease.

         (c) Tenant may exercise the extension option by giving written notice of Tenant's intent to exercise said option to Landlord at least two hundred ten (210) days prior to the expiration of the Term, but no earlier than three hundred (300) days prior to the expiration of the Term.

         (d) At the commencement of the Extension Term, the Base Rent shall be adjusted to be equal to ninety-five percent (95%) of the then fair market rental value of the Premises, but no less than the rate in effect immediately prior to the expiration of the Term, and said adjustment may include future adjustments to Base Rent if such future adjustments are then being included in office lease transactions.

         (e) If Landlord and Tenant cannot agree upon the fair market rental value of the Premises within sixty (60) days after Landlord's receipt of Tenant's notice exercising the option contained herein, Landlord and Tenant shall each appoint a "Qualified Arbitrator" (as defined below) within seven (7) days after the expiration of the aforementioned sixty (60) day period. Such arbitrators shall confer and select a third Qualified Arbitrator (the "Neutral Arbitrator"), who alone shall determine the fair market rental value of the Premises. Should the two (2) arbitrators fail to select a Third Qualified Arbitrator to act as the Neutral Arbitrator within seven (7) days, the Neutral Arbitrator shall be designated pursuant to California Code of Civil Procedure Section 1281.6, as that Section may be amended or redesignated from time to time; provided, however, that the Neutral Arbitrator so appointed must be a Qualified Arbitrator. The determination of the Neutral Arbitrator shall be binding upon Landlord and Tenant. Landlord and Tenant shall bear the cost of the arbitrator appointed by such party and shall equally bear the cost of the Neutral Arbitrator. As used herein, the term "Qualified Arbitrator" shall mean a person who is an appraiser or real estate broker licensed by the State of California and who has not less than five (5) years' experience in commercial leasing or commercial real estate appraising.

     11.  SIGNAGE.

          Tenant shall have the right, subject to Landlord's approval as to size, design, color and method of mounting and subject to compliance with all governmental laws and regulations, to have Tenant's name installed on one (1) line of the existing Building monument sign using Building standard signage installed at Landlord's cost, Section 12 of the Third Amendment is hereby deleted in its entirety and of no further force or effect.

     12.  COMMON AREA IMPROVEMENTS.

          (a) Landlord shall, within twelve (12) months after the Effective Date, (i) replace the existing common area carpeting and (ii) replace the existing light fixtures and/or add new fixtures, in the elevator lobby area on the eleventh (11th) and twelfth (12th) floors of the Building using Building standard materials and procedures, Landlord shall, prior to selecting the color and style of such carpeting, notify Tenant of the applicable options and request Tenant's opinion thereof; provided, however, that Landlord's selection of the color and style of such carpet shall be made in Landlord's sole and absolute discretion.

          (b) Landlord is also planning to perform certain Improvements in the lobby area of the first (1st) floor of the Building, which may include chemically cleaning the travertine walls, painting the ceiling, replacing the existing carpeting or reducing the size of the carpeted areas in the lobby, all using Building standard materials and procedures (collectively, those items selected by Landlord, the "First Floor Work"). Subject to force majeure delays, the First Floor Work is anticipated to be completed within sixty (60) days following the Effective Date. Additionally, within twelve (12) months after the Effective Date, Landlord shall replace the existing light fixtures and/or add new fixtures in the first (1st) floor lobby as determined by Landlord in its sole and absolute discretion.

          (c) Landlord makes no representation or warranty as to the Common Area work set forth in this Section 13 and shall not be liable to Tenant for the results or appearance of the same. All Common Area work (including, without limitation, which portions of the First Floor Work Landlord elects to complete) shall be in Landlord's sole and absolute discretion.

     13.  EXISTING PREMISES IMPROVEMENTS.

          Following the Expansion Space Commencement Date, certain improvements shall be made to the Existing Premises, including without limitation repainting and recarpeting of the Existing Premises, remodeling the existing lobby, conference room, reception area and training room in the Existing Premises, and installing additional electric and phone outlets and wall covering in the president's office in the Existing Premises (collectively, the "Existing Premises Improvements"). Prior to the commencement of the Existing Premises Improvements, Tenant shall have the right to determine, by notifying Landlord in writing, whether (i) Landlord shall be required to complete the Existing Premises Improvements using Landlord's contractor, in which case the Existing Premises Improvements shall be performed in accordance with the terms and conditions of Exhibit "D-1", or
(ii) Tenant shall complete the Existing Premises

Improvements using Tenant's Contractor, in which case the Existing Premises Improvements shall be performed in accordance with the terms and conditions of Exhibit "D-2".

     14.  RIGHT TO RELOCATE.

          Notwithstanding any provision of the Lease to the contrary, at any time after the Expansion Space Term, Landlord shall have the right, upon providing Tenant thirty (30) days' written notice, to move Tenant from any or all of the Suites comprising the Premises to other space in the Building. Such new space shall be approximately the same size as the Premises or the applicable portion thereof, and be provided with comparable improvements (upgrading only to the level of Tenant's prior space). In connection with such substitution of Premises, Landlord shall pay the costs of moving Tenant's equipment, furniture and furnishings, door lettering, telephone relocation and reasonable quantities of new stationery. In the event of such relocation, this Lease shall remain in full force and effect and be deemed applicable to the new space except that Exhibit "A" and Section 1 of the Basic Lease Information shall be amended to include and state all correct data as to the new space.

     15.  CONSTRUCTION; REAFFIRMATION.

          Except as expressly amended hereby, all of the terms and conditions of the Existing Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Existing Lease and the terms of this Fourth Amendment, the terms of this Fourth Amendment shall govern and prevail. The Existing Lease, as amended by this Fourth Amendment, is hereby reaffirmed.

     16.  GOVERNING LAW.

          This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of California.

     17.  ENTIRE AGREEMENT.

          This Fourth Amendment constitutes the entire agreement of Landlord and Tenant with respect to the specific subject matter hereof.

     18.  CORPORATE AUTHORITY.

          If Tenant is a corporation, each of the persons executing this Fourth Amendment on behalf of Tenant hereby covenants and represents and warrants that (a) Tenant is a duly authorized and validly existing corporation, (b) Tenant has and is qualified to do business in California,
(c) Tenant has full right and authority to enter into this Fourth Amendment, and (d) each person executing this Fourth Amendment on behalf of Tenant was authorized to do so.

     19.  SUCCESSORS AND ASSIGNS.

          Subject to the provisions of the Existing Lease relating to assignment, mortgaging, pledging and subletting, the Existing Lease, as amended by this Fourth Amendment, shall bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

     20.  ATTORNEYS' FEES.

          If either party commences an action or proceeding to enforce or interpret this Fourth Amendment, the prevailing party (as determined by the trier of fact and confirmed on appeal, if any) shall be entitled to collect its attorneys' fees and costs incurred in connection with such action or proceeding (including any appeals) from the other party, and the prevailing party's rights and the other party's obligations hereunder shall be severable from, and shall survive and not merge into, any judgment.

     21.  BROKERS.

          Landlord and Tenant hereby represent and warrant to the other that no broker, salesperson or finder other than Tom Torabi of Lee & Associates ("Broker") may claim a commission or fee in connection with this Fourth Amendment, and each party shall indemnify, defend and hold the other harmless from and against any claims for commissions or fees based on its communications or agreements with any such broker, salesperson or finder. All commissions or fees shall be payable to Broker pursuant to a separate written agreement.

     22.  CONFIDENTIALITY.

          The terms of the Lease shall be kept confidential by Tenant and shall not be disclosed in whole or in part to any third party unless so required by a court or governmental agency of competent jurisdiction.

     23.  NOTICES.

          Landlord's address for purposes of delivering rental payments in accordance with the provisions of Section 4 of the Lease shall be c/o Charles Dunn Real Estate Services, Inc., 800 West 6th Street, 6th Floor, Los Angeles, California 90017. Landlord's address for purposes of delivering notices pursuant to Section 43 of the Lease shall be c/o Haseko (California), Inc.,
Attn: John Troll, 350 S. Figueroa Street, Suite 255, Los Angeles, California 90071.


[Signatures on next page.]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first written above.

"TENANT":                              "LANDLORD":

ADEXA, INC.,                           HASEKO CORPORATION,
a California corporation,              a Japanese corporation

                                       By:   Haseko (California), Inc.,
                                             a California corporation,
                                             its authorized agent
By:
   -----------------------------
Name:
     ---------------------------
Title:
      ---------------------------            By:
                                                 --------------------------
                                             Name:  Tom Sagawa
                                             Title: Executive Vice President

By:
   -----------------------------
Name:
     ---------------------------
Title:
      ---------------------------


                                        "MASTER LANDLORD":

                                        ROYAL INVESTMENT SYSTEM
                                        PARTNERSHIP (01),
                                        A Japanese Partnership

                                        By:  Haseko (California), Inc.,
                                             a California corporation,
                                             its authorized agent

                                             By:
                                                 --------------------------
                                             Name:  Tom Sagawa
                                             Title: Executive Vice President

                                 EXHIBIT "A"

                        FLOOR PLAN OF EXPANSION SPACE

                                 [ATTACHED.]

                                  EXHIBIT A


           [GRAPHIC OF FLOOR PLAN ROYAL AIRPORT CENTER 11TH FLOOR]

                                EXHIBIT "B"

                     IMPROVEMENTS TO EXPANSION SPACE


1. GENERAL PROVISIONS RELATING TO PREPARATION OF SPACE STUDY, PRICING PLAN AND CONSTRUCTION DOCUMENTS.

       1.1 Tenant and Landlord shall each cooperate with the other and with their representatives in the preparation of the space ("Space Study"), Pricing Plan (as defined below) and plans and specifications ("Construction Documents") for the construction of the Expansion Space for Tenant ("Tenant Improvements"), and construction of the Tenant Improvements.

       1.2     [INTENTIONALLY OMITTED]

       1.3 Within fifteen (15) business days after execution of the Fourth Amendment, City Spaces, Inc. (the "Space Planner") shall prepare and submit to Landlord for approval a complete set of Construction Documents, which shall (i) be based upon the Pricing Plan approved by Landlord and Tenant, (ii) include Tenant's written approval thereof in a form satisfactory to Landlord, (iii) meet all items and contain all information necessary to obtain all building and other permits and governmental licenses required for the proper execution and completion of the Tenant improvements, and (iv) include, without limitation, the location of doors, partitions, ceilings, lighting, heating, ventilation and air conditioning, electrical and telephone outlets, plumbing fixtures, heavy floor loads and any other special requirements, the "Finish Schedule" (as that term is hereinafter defined) and other construction detail. Tenant shall be required to utilize building standard window coverings, doors to exterior hallways and suite entrance detail, and no materials used in the Tenant Improvements shall deviate from building standard quality, without first obtaining Landlord's written consent. In connection with the preparation of the Construction Documents, Space Planner shall meet with the building engineers designated by Landlord from time to time, who shall include, but not be limited to plumbing, electrical and mechanical engineers, in order that the engineering plans and/or specifications may be prepared for the Expansion Space, which plans and/or specifications shall be part of the Construction Documents. For the purposes of this EXHIBIT "B", the term "Finish Schedule" shall mean the schedule prepared by Space Planner which locates and specifies the colors, materials and special finishes, if any, for all wall and floor coverings. Failure of Landlord to approve or disapprove the Construction Documents in writing (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) within five (5) business days after receipt of the Construction Documents shall be conclusively deemed a disapproval thereof by Landlord. If Landlord disapproves the Construction Documents,
Space Planner shall revise and resubmit the same ("First Revised Construction Documents") to Landlord for approval on or before five (5) business days after the receipt of Landlord's disapproval. Failure of Landlord to approve or disapprove in writing the First Revised Construction Documents (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days shall be conclusively deemed disapproval thereof. If Landlord disapproves the First Revised Construction Documents, Space Planner shall again revise and resubmit the same

("Second Revised Construction Documents") to Landlord for approval. The procedure and timing for obtaining Landlord's approval of the Second Revised Construction Documents and any subsequent revised Construction Documents shall be the same as hereinabove provided for the First Revised Construction Documents. Revision and resubmission of the Construction Documents shall continue as set forth above until the Construction Documents are approved by Landlord. Each set of revised Construction Documents submitted to Landlord for approval shall include Tenant's written approval thereof in a form satisfactory to Landlord.

     1.4 Landlord's approval of matters relating to Tenant Improvements shall not release or relieve Tenant from its obligations pursuant to Section 2 of this EXHIBIT B.

2.   GENERAL PROVISIONS RELATING TO CONSTRUCTION

     2.1 Landlord shall cause the Tenant Improvements to be installed by a licensed general contractor chosen by Landlord in its sole and absolute discretion ("Landlord's Contractor") pursuant to the Construction Documents approved by Landlord.

     2.2 No change in the Construction Documents shall be made ("Change Order") without the prior written consent of Landlord. Concurrent with any request for approval of a Change Order of $1,000.00 or more and any request for approval of Change Orders aggregating $1,000.00 or more, Tenant shall pay to Landlord an amount equal to the cost of such Change Order, plus a Supervision Fee equal to five percent (5%) of the cost of such Change Order.

     2.3 Landlord shall cause Landlord's Contractor to perform its work diligently and in a first-class workmanlike manner in compliance with applicable laws and codes. Neither Landlord nor Landlord's Contractor shall be liable for any direct or consequential damages resulting from delays in construction beyond the reasonable control of Landlord's Contractor, including, but not limited to, strikes, availability of labor or materials, or delays by Tenant or anyone performing services on behalf of Tenant.

     2.4 All work shall be completed at the earliest possible date, subject to delays beyond the control of Landlord and/or Landlord's Contractor.

     2.5 Tenant agrees at Tenant's expense to obtain and maintain public liability and workers' compensation insurance adequate to fully protect Tenant, Landlord and Landlord's Contractors (by naming Landlord, Master Landlord and Landlord's Contractors as additional insureds), from and against any and all liability for death or injury to persons or damage to property caused in or about the Expansion Space from Tenant performing its obligations under the Lease, including installation by Tenant of its fixtures and equipment. Tenant shall deliver to Landlord prior to the commencement of any work on the Tenant Improvements a certificate of insurance.

     2.6 In the event of any delay caused by Tenant in providing information for preparation or approval of the Construction Documents in excess of the time periods provided, or in the event of any delay caused by making revisions to the Construction Documents after the First Revised Construction Documents, or in the event of any delay caused by revisions or changes to approved Construction Documents requested by

Tenant, or in the event of any delay in construction of the Tenant Improvements caused by Tenant, or in the event of any delay in performance or completion by any person employed or engaged by Tenant or by reason of building code problems arising from Tenant's design or requirements, Tenant at the time it accepts possession of the Expansion Space shall pay to Landlord an amount equal to the rent payable under this Lease for the period of time equal to the period of delay. The provisions of this Paragraph 2.6 shall be applicable whether or not Landlord makes the election provided for in Section 3(c) of the Fourth Amendment to establish the Expansion Space Commencement Date as the date Landlord could have expected but for such Tenant-caused delay.

     2.7 Tenant agrees that upon substantial completion of the Tenant Improvements in accordance with the Construction Documents and upon delivery of possession to Tenant, Tenant will accept the Expansion Space in the condition in which it may then be. Upon acceptance of the Expansion Space, Tenant shall immediately specify to Landlord's Contractors those items, if any, with which Tenant is not satisfied. The fact that Tenant may enter into possession prior to substantial completion for the purpose of installing equipment or fixtures shall not be deemed an acceptance by Tenant of completion by Landlord, but in such event Tenant shall hold Landlord and/or Landlord's Contractor harmless and indemnify Landlord and/or Landlord's Contractor for any lesser damage to Tenant's equipment, fixtures or goods and for injury to any persons unless caused by the active negligence of Landlord and/or Landlord's Contractor or its agents; provided, however, no such entry by Tenant shall occur without the prior written consent of Landlord.

     2.8 Tenant recognizes that Landlord may deliver the Expansion Space to Tenant ahead of schedule so that the Expansion Space Commencement Date may occur prior to the Target Expansion Space Commencement Date.

     2.9 Upon substantial completion of the Tenant Improvements, Tenant shall commence and diligently complete the installation of its furniture, furnishings and equipment.

     2.10 The Tenant Improvements, including, but not limited to, the preparation of the Space Study, Pricing Plan and the Construction Documents, and all costs and expenses related thereto shall be at Tenant's sole cost and expense, except as otherwise provided in this Paragraph 2.10 and in Paragraph
2.11 below. Without cost or expense to Tenant, Landlord shall (i) bring electricity to the distribution point on the floor, (ii) bring a main air-conditioning duct to the perimeter of the Expansion Space, and (iii) furnish construction sprinklers only.

     2.11 Landlord agrees to build out the Expansion Space in accordance with (i) the Pricing Plan dated January 27, 2000 attached hereto as SCHEDULE 1 (the "Pricing Plan"), (ii) the Royal Airport Center Building Building Standard Work Construction Specifications attached hereto as SCHEDULE 2, and
(iii) the Preliminary Tenant Improvement Construction Budget dated February 10, 2000 attached hereto as Schedule 3 (the "Preliminary Budget"), all of which have been approved by Landlord and Tenant. Landlord shall administer all payments due to Landlord's Contractor. Tenant shall be responsible for any and all costs which are the result of any change initiated by Tenant to the approved Pricing Plan. The Landlord shall be responsible for all other costs incurred in connection with building out the Expansion Space. The Tenant Improvements shall include, using Building standard materials and procedures: (i) installation of mini-blinds on the exterior windows of the Expansion Space,
(ii) installation of additional electrical outlets and conduit for Tenant's computers and telephone lines in the Expansion Space, (iii) up to $3,360 for the installation of bookshelves and/or cabinets in the Expansion Space, (iv) up to $2,480 for the installation of a projection screen in the training room in the Expansion Space, and (v) up to $2,780 for performance of millwork in the Expansion Space, all as referenced in the Preliminary Budget.

     2.12 In no event shall Tenant be entitled to any payment, credit, refund or other sum by or from Landlord on account of any cost savings realized by Landlord in connection with the construction of the Tenant Improvements.

                                  SCHEDULE 1

                                 [FLOOR PLAN]

                                   SCHEDULE 2

                                   EXHIBIT B

                         ROYAL AIRPORT CENTER BUILDING

                             BUILDING STANDARD WORK
                          CONSTRUCTION SPECIFICATIONS

Contractor agrees to furnish and install the following materials as the Building Standard Work, in the quantities specified by the Agent, as indicated on Tenant's approved plans and specifications. The Work shall comply with all National, State and Local Municipal Building Code Requirements.

1.   SUBSTITUTION AND SUBMITTALS
     A. No substitutions allowed without written permission of the owner, or owner's Agent.
     B. Requests for substitutions must be made in writing 10 days prior to bid date, and must include the complete specification of the proposed substitution and the reason for the request.
     C. All materials must have current I.C.B.O. certification on file with the City of Los Angeles Building Department.

2.   DEMISING PARTITIONS
     A.   2 1/2", 25 gauge steel studs, 24" on center.
     B.   Full height from floor slab to ceiling slab.
     C.   5/8" type "x" drywall, one layer each side of studs.
     D. Drywall partition taped smooth, and sanded to receive paint or wallcovering from floorline to top of drywall board.
     E.   Column furr-out to be constructed as demising and costed separately.
     F.   All inside and outside corners to have corner "L" metal.

3.   ONE HOUR RATED DEMISING PARTITIONS
     A.   2 1/2", 25 gauge steel studs, 24" on center.
     B.   Full height from floor slab to ceiling slab.
     C.   5/8" type "x" drywall, one layer each side of studs.
     D. Drywall partition fire taped smooth, and sanded to receive paint or wallcovering from floorline to top of drywall board.
     E. All penetrations through wall have to be fire-stopped according to building codes.
     F.   Column furr-out to be constructed as demising and costed separately.
     G.   All inside and outside corners to have corner "L" metal.

4.   SOUND RATED DEMISING PARTITIONS
     A.   2 1/2", 25 gauge steel studs, 24" on center.
     B.   Full height from floor slab to ceiling slab.
     C.   5/8" type "x" drywall, one layer each side of studs.
     D. Drywall partition taped smooth, and sanded to receive paint or wallcovering from floorline to top of drywall board.
     E.   R-11 Batt type fiberglass insulation in cavity.
     F.   Column furr-out to be constructed as demising and costed separately.
     G.   All inside and outside corners to have corner "L" metal.

5.   INTERIOR PARTITIONS
     A.   Floor slab to ceiling grid.
     B.   5/8" type "x" drywall, one layer each side of studs.
     C.   2 1/2", 25 gauge steel studs, 24" on center.
     D. Drywall partition taped smooth, and sanded to receive paint or wallcovering from floorline to top of drywall board.
     E.   "Jamb-X" metal at termination of partition at ceiling grid.
     F.   All inside and outside corners to have corner "L" metal.

6.   PERIMETER DRYWALL ABOVE AND BELOW WINDOW WALL
     A. Drywall below exterior window wall to floor slab and above window wall, to 6" above suspended ceiling with 5/8" type "x" drywall.
     B. Perimeter drywall taped smooth and sanded to receive paint or wallcovering to floor.
     C.   "L" metal at grid line on window wall to terminate drywall.

7.   TENANT ENTRY DOOR ASSEMBLY
     A. Doors: 3'0" x 8'7" x 1 3/4" solid core, walnut veneer, 20-minute fire-rated.
     B. Door Frames: With snap trim, 3'0" x 8'7", Western Integrated, three-piece dark bronze anodized aluminum, 29-minute fire-rated.
     C.   Finish Hardware: See hardware specs, attached.

8.   INTERIOR DOOR ASSEMBLY
     A.   Doors: 3'0" x 8'7" x 1 3/4" solid core, walnut veneer.
     B. Door Frames: With snap trim, 3'0" x 8'7", Western Integrated, three-piece dark bronze anodized aluminum.
     C.   Finish Hardware: See hardware specs, attached.

9.   ACOUSTICAL CEILING
     A.   Ceiling height on 2nd to 12th floor to be 9'0" above slab floor.
     B.   Ground floor ceiling height to be 11' above slab floor.
     C.   2' x 2' Armstrong Cortega drop-in tile throughout demised area.
     D.   Edge: Square edge, regular.
     E.   Finish: Factory white.
     F.   Reveal: White.
     G.   Grid: Fine Line by Bonn.
     H.   All ceilings to be finished with new "L" metal at Perimeter walls.
     I. All T-bars to be earthquake wired with compression struts per code requirements.

10.  PAINTING
     A. One coat Frazee 065 Acry-Prime and one finish coat of Frazee Eggshell 022 Lo-Glo Acrylic as necessary to cover all partitioning.
     B.   Two coats of Watco oil finish Natural Walnut.
     C. One coat Frazee 065 Acry-Prime and one finish coat of Frazee 328 Velglo Semi-gloss as necessary in kitchen and bathroom areas.

11.  FLOOR COVERINGS
     A. Lotus, Diplomat 30, 30 oz. cut pile carpet or Substantial 24 loop pile.
     B.   Installation over prepared floor and Princeton 40 oz. pad, or
     C.   Installation over prepared floor direct glue-down.
     D.   Armstrong Imperial Excelon VCT 12" x 12" squares.
     E.   Colors: as selected by Tenant from Landlord's standard samples.

12.  RUBBER BASE
     A.   4" rubber carpet and/or rubber topset base on all wall surfaces.
     B.   Burke or Roppe.
     C.   Color to be selected by Tenant from Landlord's standard samples.

13.  FLUORESCENT LIGHT FIXTURES
     A. 2' x 4' T-bar lay-in type, Lithonia, one each, 3 tube #PN338-082 with electronic energy saving ballasts.
     B.   Cool white fluorescent tubes, 35W each.
     C.   Acrylic prismatic lens.
     D.   277v on all floors.
     E. 2' x 2' U-tube fixtures in corridors #2SP Air 2U40 with electronic energy saving ballasts.

14.  LIGHT SWITCH ASSEMBLY
     A.   Leviton #5600 series switch - two each.
     B.   Switch paired in double gang box to meet Title 24 requirements.
     C.   Switch height @ 48" AFF to center line of switch, and
     D.   Color: white with white switch plate cover.

15.  ELECTRICAL DUPLEX WALL OUTLET
     A.   Leviton to match #5600 series, duplex receptacle - one each.
     B.   Color: white with white switch plate cover.
     C. Six outlets per circuit, 120v, mounted vertically @ 12" AFF to center line of outlet.

16.  TELEPHONE/COMPUTER WALL OUTLET
     A. Single gang outlet box in wall, mounted vertically @ 12" AFF to center.

     B. 3/4" metal conduit from outlet box to just above ceiling grid with pull string, and
     C.  Cover plate by contractor to match #5600 series, electrical white.

17.  EXIT SIGNS
     A.  Illuminated Lithonia FTE-SW2G277.
     B.  Color: white.
     C.  Green lens.

18.  LIFE SAFETY
     Any tenant security requirement for other than standard speaker installation, e.g. D.O.D. contract, one-way horns, or end-line resistors, shall be installed, tested and approved at the sole expense of the tenant. The above will include dedicated connection to the Building Life Safety Control panel and all devices and material required for such connection.
     A.  Speaker: Atlas/Soundolier Model, UH170C-US1-8 with U95-8 Backbox.
     B.  Smoker Detector: Honeywell Model TC-100, or Pyrotector Model
         700924AB&C
     C.  Manual Fire Alarm Stations: Honeywell Model S464B

19.  SPRINKLERS
     A. Semi-recessed chrome sprinkler.

20.  PLUMBING
     A. Water Heater: I.S.B. Model #W-152, 2.5 Gals with brass unions for every disconnect.
     B.  Garbage Disposal: I.S.E. Model #333
     C.  Sink: Just Single Compartment Model #S1.2019 B-GR
     D.  Faucet: Delta Model #100
     E. Water shut-off valves in ceiling for each fixture installed (Ball type).

21.  MECHANICAL
     A.  Air Conditioning Duct Specifications:

               i.  All duct tape to be removed from joints and connections.
              ii. All joints are to be inspected and sealed if there is any indication of a leak.
             iii. All hanger straps shot to the slab above are to be one-piece construction forming a trapeze to support the duct, and must be sealed.
              iv. Where ducts are touching, insulation shall be placed between the ducts to insure against vibration and noise.
               v. Where flex duct joins the hard duct, spin ins, or other metal fittings, these ducts shall be screwed and banded, and sealed with Air-Bol, Teledyne-105.
              vi. Where flex duct is hung with a thin strap, a larger piece of metal shall be used as a sleeve between the duct and the strap to insure against collapsing of the flex duct.
             vii. No run of flex duct is to be over 10' in length, and two pieces of flex duct joined together will not be accepted.
            viii. Discretion shall be used in making bends in flex duct over a 90-degree radius.
              ix. All duct work is to be supported independently with hangers shot to the slab above, or as per mechanical code.
               x. Any leaks found in existing duct work must be sealed with Teledyne-105.
              xi. Room thermostats to be Johnson 14002 fully proportional and equipped with set point.
             xii. No air conditioning zone is to overlap into an adjacent suite.
            xiii. Air balance reports are to be turned in to the Project Manager's office within 10 days after job completion.
             xiv. All chilled water air handling units are to be provided with separate condensate pans, larger than the air handler itself, suspended independently of the air handler. Air handler drain to drain into the lower pan which will be provided with an insulated, dedicated, copper drain accessible for cleanout from inside pan.
              xv. All tenant air handling units are to be installed with controls to secure chill water flow through unit when fan unit is off.
             xvi.  All tenant A/C units are to be monitored by the G.E.
                   energy management controller.
            xvii. Any variance from the plans are to be clearly and accurately noted on a plan to be given to the Chief Engineer or Assistant Chief Engineer upon job completion.
           xviii. Unless absolutely necessary, no water cooled towers will be allowed for tenant auxiliary air conditioning.

     B.  Thermostats

               i. Johnson Controls: Model #T4002 - 201 (DA) Cover #T4002 - 2139 (Horiz) Backplate - #T4002 - 124
              ii.  Conference Rooms - Johnson Controls:
                     Model - #T4002 - 201 (DA)
                     Cover - #T4502 - 1737
                     (Horiz/Ext./Adj)
                     Backplate - #T4002-124

     C.  HVAC Diffusers
               i.  Supply air: Anemustat PI.D
              ii. Return Air: Perforated lay-in type, 24"x24", Tru-Aire #900DBR, with sound insulating fiberglass boots.

     D.  Return Air Exhaust Fan
               i. Pace model #DD450T with speed control, sound trap and egg crate grills.
              ii. An exhaust fan is installed in each conference room (one per 650 sq ft) as building standard.

     E.  Variable Air Volume Boxes
               i. Permeter Boxes by Metalaire, Model #200 DD, direct acting with strip heaters.
              ii. Interior Permeter Boxes by Metalaire, Model #200 TH, direct acting.

22.  DRAPERIES
     A.  Fabric: Maharem.
     B.  Style: "Crete".
     C. Specifications: Full height fabric material (68% verel modacryllic, 28% rayon, 4% nylon) with track attached to ceiling at all exterior windows.
     D.  Color: 01-white.
     E. Mini-blinds - 1" horizontal Ball blinds with tilt control and drawstring.

23.  TENANT DOOR SIGNAGE & DIRECTORY SIGNAGE
     A.  Per building landlord.

24.  SPACE PLANNING AND CONSTRUCTION DOCUMENTATION TO BE PROVIDED TO CONTRACTOR
     A. One space plan designed to incorporate building standard materials and initial tenant functional and aesthetic requirements as presented by the tenant at the space planning meeting, and
     B. Two sets of construction documents needed for building permitting using building standard materials and the tenant approved space plan as the basis for the design.
     C.  Permit application with Plan Check sets.

25.  STANDARDS
     Landlord shall have the right to substitute any of the above standard improvements in an equal and/or like manner.

26.  PERMITS
     Contractor of record is responsible for the following permits:
     A.  Building Permit
     B.  Electrical Permit
     C.  Telephone Cable Permit
     D.  Data Cable Permit
     E.  Life and Safety Permit
     F.  Others as may be required in the performance of the Work.

------------------------------------------------------------------------------------------------------------------------------------
                                       PRELIMINARY TENANT IMPROVEMENT CONSTRUCTION BUDGET
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY: ROYAL AIRPORT BUILDING   TENANT: PARAGON MANAGEMENT SYSTEMS                                QUALIFICATIONS

OWNER: RIS                         SUITE: 1100                                       -----------------------------------------------
MANAGING AGENT: CHARLES DUNN       SQUARE FEET (Usable):   8,812                     THE CONSTRUCTION BUDGET DOES NOT INCLUDE THE
PROPERTY MANAGER: STEVE KARAS      SQUARE FEET (Rentable): 7,598                     FOLLOWING:
                                   T1 ALLOWANCE:      $165,646.00                    1) OVERTIME WORK.
ESTIMATED                          T1 ALLOWANCE/R&F:      $24.32                     2) TELEPHONES, COMPUTERS, NOR THEIR RESPECTIVE
                                                                                        CABLE INSTALLATION.
SUBMISSION DATE: JANUARY 28, 1999                                                    3) 24 HOUR A.C. UNITS, NEW CEILING GRID & TILE,
                                                                                        NOR NEW LIGHT FIXTURES THROUGHO
------------------------------------------------------------------------------------ 4) TRADE FIXTURES, ALARM SYSTEM, FURNITURE NOR
                            PROJECT COST SUMMARY                                        MOVING EXPENSES.
------------------------------------------------------------------------------------ 5) WALL COVERING, NOR ELECTRICAL FLOOR
                                BLD     ABOVE             TOTAL   PRIME                 MONUMENTS.
                                STD      STD     TOTAL     COST  CONTRACT    OTHER   6) ELECTRICAL SUBPANELS.
--------------------- ----- ----------- ----- ----------- ------ --------- --------- 7) FURNITURE PARTITIONS.
  LINE ITEM                     COST    COST     COST      USF.   AMOUNT   CONTRACTS 8) PROVIDING ELECTRICITY THROUGH THE FLOOR TO
--------------------- ----- ----------- ----- ----------- ------ --------- ---------    POWER THE PARTITIONS.
ENGINEERING FEES:             $3,406.00         $3,406.00   0.50                     10)WORK STATIONS, NOR DESKS.
ARCHITECTURALS:               $8,515.00         $8,515.00   1.25                     11)ELECTRICAL RACEWAYS FOR THE TRAINING ROOM
DEMOLITION:                     $930.00           $500.00   0.14                        DESKS.
DRYWALL:                     $16,280.00        $16,280.00   2.38                     12)PARABOLIC LIGHT FIXTURES.
CEILING PAINTING:             $3,747.00
CEILING:                      $4,180.00         $4,180.00   0.81                     -----------------------------------------------
DOORS ASSEMBLIES:            $17,650.00        $17,650.00   2.59                                      ITEMS TO NOTE
GLAZING:                      $1,000.00                                              -----------------------------------------------
CORRIDOR FINISHES:            $1,660.00         $1,660.00   0.24                     1) This a preliminary budget base upon City
WINDOW COVERING:                $410.00           $410.00   0.06                        Spaces' pricing plan dated 1/27/00. Once
PLUMBING:                     $1,391.00         $1,391.00   0.20                        construction drawings have secured a more
ELECTRICAL:                  $24,750.00        $24,750.00   3.63                        precise estimate will be submitted.
LIFE SAFETY SYSTEMS:          $5,900.00         $5,900.00   0.87                     2) The existing light fixtures, ceiling grid &
FIRE SUPPRESSION                                                                        tile, HVAC system, and sprinkler system will
  SYSTEMS:                    $3,570.00         $3,570.00   0.52                        be reused.
HVAC ALLOWANCE:               $9,475.00         $9,475.00   1.39                     3) The projection screen allowance includes the
PAINTING:                     $3,810.00         $3,810.00   0.56                        following electrical connection, structural
PROJECTION SCREEN                                                                       support, material cost of the screen and the
  ALLOWANCE:                  $2,480.00         $2,480.00   0.36                        labor to install it.
FLOOR COVERINGS:             $15,458.00        $15,458.00   2.27                     4) Pursuant to Tom Torabits request, this
BOOKSHELVES                                                                             preliminary budget includes the cost to
  ALLOWANCE:                  $3,360.00         $3,360.00   0.49                        paint the existing ceiling tile and grid.
MILLWORK ALLOWANCE:           $2,780.00         $2,780.00   0.41                     5) This preliminary budget includes allowances
SECURITY:                     $1,100.00         $1,100.00   0.16                        for the bookshelves outside the training
MISCELLANEOUS:                  $890.00           $890.00   0.13                        room and for the kitchen cabinets.
PERMIT FEES:                  $2,900.00         $2,900.00   0.43                     -----------------------------------------------
GENERAL CONDITIONS:           $8,717.00         $8,717.00   1.28
CONTRACTOR'S FEE:             $7,995.00         $7,995.00   1.17                            ESTIMATED CONSTRUCTION SCHEDULE
--------------------- ----- ----------- ----- ----------- ------ --------- --------- -----------------------------------------------
       SUBTOTAL:      $0.00 $153,163.00 $0.00 $153,163.00 $22.48                             CONSTRUCTION DRAWINGS:  3 WEEKS
--------------------- ----- ----------- ----- ----------- ------ --------- ---------         BIDDING/PLAN CHECK:     3 WEEKS
CONTINGENCY:                  $4,585.00         $4,585.00  $0.67                             CONSTRUCTION:           8 WEEKS
MANAGEMENT FEE:               $7,888.00         $7,888.00  $1.16                                                   ----------
===================== ===== =========== ===== =========== ====== ========= =========             TOTAL:             14 WEEKS
TOTAL:                $0.00 $165,646.00 $0.00 $165,646.00 $24.32                     -----------------------------------------------
--------------------- ----- ----------- ----- ----------- ------ --------- ---------
                            $24.32U.S.F            $24.32
                            -----------       -----------        --------- ---------

___________________________     _______________   ______________________
CHARLES DUNN (CONSTRUCTION)                       HASEKO (ASSET MANAGER)

------------------------------------------------------------------------------------------------------------------------------------


CHARLES DUNN CONSTRUCTION MANAGEMENT DIVISION                    PAGE 1

                            EXHIBIT "C"

                     TERM COMMENCEMENT LETTER

Date:        July 11, 2000

To:          Mr. Tom Tornbi
             Senior Vice President/Principal
             1411 West 190th Street, Suite 450
             Gardena, CA 90248

Re:          TERM/ACCEPTANCE OF PREMISES

             In accordance with Paragraph 2 of your lease dated March 10, 2000, please acknowledge your acceptance of possession of your Premises and agreement that the Commencement Date of the lease is July 10, 2000, your Termination Date of the lease is July 9, 2005.

             Tenant hereby agrees to forward all necessary and normal day-to-day lease requirements, such as rent and other charges, Insurance Certificates, property tax payments, etc., to the following, unless otherwise designated by Landlord:

                    Charles Dunn Company
                    350 South Figueroa Street, Suite 233
                    Los Angeles, California  90071

             Tenant hereby agrees with the dates set forth above and further acknowledges its acceptance of possession of the Premises.

TENANT:                                 LANDLORD:

-------------------------               Royal Investment Systems
-------------------------               Partnership (01)


By: /s/ J. Timothy Romer                By: /s/ Stephen M. Karas
   ---------------------------              ------------------------
Name: J. Timothy Romer                  Name: Stephen M. Karas
Title: CFO                              Title: Senior Portfolio manager
Date:  July 20, 2000                    Date:  8/1/00

                               EXHIBIT "D-1"

            IMPROVEMENTS TO EXISTING PREMISES - LANDLORD BUILD

1.     GENERAL PROVISIONS RELATING TO PREPARATION OF SPACE STUDY AND

CONSTRUCTION DOCUMENTS.

       1.1 Tenant and Landlord shall each cooperate with the other and with their representatives in the preparation of the Space study ("Space Study"), the preparation of the plans and specifications ("Construction Documents") for the construction of the Existing Premises for Tenant ("Tenant
Improvements"), and construction of the Tenant Improvements.

       1.2 Tenant shall meet with City Spaces, Inc. (the "Space Planner") in order that a Space Study showing the location of all partitions and doors may be prepared by the Space Planner, such space study to be approved by Tenant (which approval shall appear in writing on the Space Study in a form satisfactory to Landlord) and submitted to Landlord on or before ten (10) business days after the execution of this Fourth Amendment. Failure of Landlord to approve or disapprove in writing such Space Study (specifying the reasons for any disapproval, which may include the estimated costs of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days after receipt of the same shall be conclusively deemed a disapproval thereof. If Landlord disapproves such Space Study, Space Planner shall revise and resubmit the same ("First Revised Space Study") to Landlord for approval on or before seven (7) business days after receipt of Landlord's disapproval. Failure of Landlord to approve or disapprove in writing the First Revised Space Study (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days after receipt of the same shall be conclusively deemed disapproval thereof. If Landlord disapproves the First Revised Space Study, Space Planners shall again revise and resubmit the same ("Second Revised Space Study") to Landlord for approval. The procedure and timing for obtaining Landlord's approval of the Second Revised Space Study and any subsequent revised Space Study shall be the same as hereinabove provided for in the First Revised Space Study. Revision and resubmission of the Space Study shall continue as set forth above until the Space Study is approved by Landlord. Each revised Space Study submitted to Landlord for approval shall include thereon Tenant's written approval thereof in a form satisfactory to Landlord.

       1.3 Within fifteen (15) business days after approval of the Space Study by Landlord, Space Planner shall prepare and submit to Landlord for approval a complete set of Construction Documents, which shall (i) be based upon the Space Study approved by Landlord, (ii) include Tenant's written approval thereof in a form satisfactory to Landlord, (iii) meet all items and contain all information necessary to obtain all building and other permits and governmental license required for the proper execution and completion of the Tenant Improvements, and (iv) include, without limitation, the location of doors, partitions, ceilings, lighting, heating, ventilation and air conditioning, electrical and telephone outlets, plumbing fixtures, heavy floor loads and any other special requirements, the "Finish Schedule" (as that term is hereinafter defined) and other construction detail. Tenant shall be required to utilize building standard window coverings, doors to exterior hallways and suite entrance detail, and no materials used in the Tenant Improvements shall deviate from building standard quality, without first obtaining Landlord's written consent. In connection with the preparation of the

Construction Documents, Space Planner shall meet with the building engineers designated by Landlord from time to time, who shall include, but not be limited to plumbing, electrical and mechanical engineers, in order that the engineering plans and/or specifications may be prepared for the Existing Premises, which plans and/or specifications shall be part of the Construction Documents. For the purposes of this EXHIBIT "D-1", the term "Finish Schedule" shall mean the schedule prepared by Space Planner which locates and specifies the colors, materials and special finishes, if any, for all wall and floor coverings. Failure of Landlord to approve or disapprove the Construction Documents in writing (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) within five (5) business days after receipt of the Construction Documents shall be conclusively deemed a disapproval thereof by Landlord. If Landlord disapproves the Construction Documents, Space Planner shall revise and resubmit the same ("First Revised Construction Documents") to Landlord for approval on or before five (5) business days after receipt of Landlord's disapproval. Failure of Landlord to approve or disapprove in writing the First Revised Construction Documents (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days shall be conclusively deemed disapproval thereof. If Landlord disapproves the First Revised Construction Documents, Space Planner shall again revise and resubmit the same ("Second Revised Construction Documents") to Landlord for approval. The procedure and timing for obtaining Landlord's approval of the Second Revised Construction Documents and any subsequent revised Construction Documents shall be the same as hereinabove provided for the First Revised Construction Documents. Revision and resubmission of the Construction Documents shall continue as set forth above until the Construction Documents are approved by Landlord. Each set of revised Construction Documents submitted to Landlord for approval shall include Tenant's written approval thereof in a form satisfactory to Landlord.

       1.4 Landlord's approval of matters relating to Tenant Improvements shall not release or relieve Tenant from its obligations pursuant to Section 2 of this EXHIBIT D-1.

2.     GENERAL PROVISIONS RELATING TO CONSTRUCTION

       2.1 Landlord shall cause the Tenant Improvements to be installed by Landlord's Contractor (as hereinafter defined) pursuant to the Construction Documents approved by Landlord. Landlord shall obtain a bid for the construction of the Tenant Improvements in accordance with the Construction Documents from three (3) licensed general contractors two (2) of which shall be chosen by Landlord in its sole and absolute discretion and one (1) of which may be selected by Tenant with Landlord's prior written approval of said contractor, and shall deliver to Tenant a copy of the bids so obtained. The general contractor shall be selected by Landlord in Landlord's sole and absolute discretion ("Landlord's Contractor"). Tenant shall pay Landlord a fee ("Supervision Fee") on account of the supervision of Landlord's Contractor and Space Planner, equal to five percent (5t%) of the amount of the bid from Landlord's Contractor and Space Planner, which amount shall be added to and included in the bid delivered to Tenant for approval. Tenant shall within five (5) business days of receipt of said bid either (i) approve said bid in a writing delivered to Landlord, or (ii) provide Space Planner with a detailed list of revisions to the approved Construction Documents so as to reduce the cost of construction of the Tenant Improvements and if Tenant provides the Space

Planner with a detailed list of revisions, then the Space Planner shall revise the Construction Documents within five (5) business days thereafter. Failure of Tenant to do either of the foregoing shall be conclusively deemed an approval of the bid delivered to Tenant by Landlord. If Tenant disapproves said bid and submits to Landlord the revisions described in (ii) above, Landlord shall obtain from Landlord's Contractor a revised bid for the construction of the Tenant Improvements in accordance with the revised Construction Documents and deliver to Tenant a copy of the revised bid which shall have added to and included with it a revised Supervision Fee ("First Revised Bid"). Tenant shall within three (3) business days of receipt of the First Revised Bid either (x) approve the First Revised Bid in a writing delivered to Landlord, or (y) again provide Space Planner with a detailed list of revisions to the approved Construction Documents so as to further reduce the cost of construction of the Tenant Improvements and if Tenant provides the Space Planner with a detailed list of revisions, then the Space Planner shall revise the Construction Documents within five (5) business days thereafter. Failure of Tenant to do either of the foregoing shall be conclusively deemed an approval of the First Revised bid. If Tenant disapproves the First Revised Bid and submits the revisions described in (y) above, Landlord shall again obtain from Landlord's Contractor a revised bid for the construction of the Tenant Improvements in accordance with the revised Construction Documents and deliver to Tenant a copy of the revised bid which shall have added to and included with it a revised Supervision Fee ("Second Revised Bid"). The procedure and timing for obtaining Tenant's approval of the Second Revised Bid and any subsequent revised bid shall be the same as for the First Revised Bid. Revision and bidding of the Tenant Improvements shall continue as set forth above until a revised bid is approved by Tenant.

    2.2 Tenant shall pay to Landlord prior to the commencement of any work on the Tenant Improvements an amount equal to the amount, if any, by which the bid (including the Supervision Fee) approved by Tenant exceeds the allowance referred to in Paragraph 2.11 below. No change in the Construction Documents shall be made ("Change Order") without the prior written consent of Landlord. Concurrent with any request for approval of a Change Order of $1,000.00 or more, and any request for approval of Change Orders aggregating $1,000.00 or more, Tenant shall pay to Landlord an amount equal to the cost of such Change Order, plus a Supervision Fee equal to five percent (5%) of the cost of such Change Order. In addition, if at any time during the work Landlord reasonably believes the allowance referred to in Paragraph 2.11 below, plus any payments by Tenant to Landlord on account of the Tenant Improvements, are not sufficient to fully pay for the cost thereof, plus the Supervision Fee, Landlord shall notify Tenant thereof and Tenant shall, within five (5) days after the date of any such notice, pay to Landlord the amount of any such deficiency.

    2.3 Landlord shall cause Landlord's Contractor to perform its work diligently and in a first-class workmanlike manner in compliance with applicable laws and codes. Neither Landlord nor Landlord's Contractor shall be liable for any direct or consequential damages resulting from delays in construction beyond the reasonable control of Landlord's Contractor, including, but not limited to, strikes, availability of labor or materials, or delays by Tenant or anyone performing services on behalf of Tenant.

    2.4 All work shall be completed at the earliest possible date, subject to delays beyond the control of Landlord and/or Landlord's Contractor.

    2.5 Tenant agrees at Tenant's expense to obtain and maintain public liability and workers' compensation insurance adequate to fully protect Tenant, Landlord and Landlord's Contractors (by naming Landlord, Master Landlord and Landlord's Contractors as additional insureds), from and against any and all liability for death or injury to persons or damage to property caused in or about the Existing Premises from Tenant performing its obligations under the Lease, including installation by Tenant of its fixtures and equipment. Tenant shall deliver to Landlord prior to the commencement of any work on the Tenant Improvements a certificate of insurance.

    2.6 Tenant hereby acknowledges Landlord's right to enter on to the Existing Premises for the purposes of completing the Tenant Improvements. During Landlord's construction of the Tenant Improvements, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and enjoyment of the Existing Premises, and Tenant shall use commercially reasonable efforts to minimize interference with Landlord's construction of the Tenant Improvements. Tenant shall hold Landlord and/or Landlord's Contractor harmless and indemnify Landlord and/or Landlord's Contractor for any lesser damage to Tenant's equipment, fixtures or goods and for injury to any persons unless caused by the active negligence of Landlord and/or Landlord's Contractor or its agents.

    2.7  Intentionally Omitted.

    2.8  Intentionally Omitted.

    2.9  Intentionally Omitted.

    2.10 The Tenant Improvements, including, but not limited to, the preparation of the Space Study and the Construction Documents, and all costs and expenses related thereto shall be at Tenant's sole cost and expense, except as otherwise provided in this Paragraph 2.10 and in Paragraph 2.11 below. Tenant shall pay one-half the cost of installing any new interior demising walls. Without cost or expense to Tenant, Landlord shall (i) bring electricity to the distribution point on the floor, (ii) bring a main air-conditioning duct to the perimeter of the Premises, (iii) furnish construction sprinklers only, and (iv) install Building standard mini-blinds on all exterior windows.

    2.11 Landlord agrees to provide Tenant with an allowance of up to (Eighty Thousand Eight Hundred Nine and 50/100 Dollars ($80,809.50) (based on Eight and 50/100 Dollars [$8.50] per usable square foot of space in the Premises) for the Tenant Improvements pursuant to this Exhibit "D-1"; provided, however, in no event shall more than an aggregate of $7,500 from such allowance be expended in connection with the preparation and revision of the Space
Study and/or Construction Documents. Landlord shall administer all payments due to Landlord's Contractor. Tenant shall be responsible for all other costs incurred in connection with building out the Premises.

    2.12 In no event shall Tenant be entitled to any payment, credit, refund or other sum by or from Landlord on account of any cost savings realized by Landlord in connection with the construction of the Tenant Improvements.

                                 EXHIBIT "D-2"

                IMPROVEMENTS TO EXISTING PREMISES - TENANT BUILD

1.  GENERAL PROVISIONS RELATING TO PREPARATION OF SPACE STUDY AND
CONSTRUCTION DOCUMENTS.

    1.1 Tenant and Landlord shall each cooperate with the other and with their representatives in the preparation of the space study ("Space Study"), the preparation of the plans and specifications ("Construction Documents") for the construction of the Existing Premises for Tenant ("Tenant
Improvements"), and construction of the Tenant Improvements.

    1.2 Tenant shall meet with City Spaces, Inc. (the "Space Planner") in order that a Space Study showing the location of all partitions and doors may be prepared by the Space Planner, such space study to be approved by Tenant (which approval shall appear in writing on the Space Study in a form satisfactory to Landlord) and submitted to Landlord on or before ten (10) business days after the execution of this Fourth Amendment. Failure of Landlord to approve or disapprove in writing such Space Study (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days after receipt of the same shall be conclusively deemed a disapproval thereof. If Landlord disapproves such Space Study, Space Planner shall revise and resubmit the same ("First Revised Space Study") to Landlord for approval on or before seven (7) business days after receipt of Landlord's disapproval. Failure of Landlord to approve or disapprove in writing the First Revised Space Study (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days after receipt of the same shall be conclusively deemed disapproval thereof. If Landlord disapproves the First Revised Space Study, Space Planner shall again revise and resubmit the same ("Second Revised Space Study") to Landlord for approval. The procedure and timing for obtaining Landlord's approval of the Second Revised Space Study and any subsequent revised Space Study shall be the same as hereinabove provided for in the First Revised Space Study. Revision and resubmission of the Space Study shall continue as set forth above until the Space Study is approved by Landlord. Each revised Space Study submitted to Landlord for approval shall include thereon Tenant's written approval thereof in form satisfactory to Landlord.

    1.3 Within fifteen (15) business days after approval of the Space Study by Landlord, Space Planner shall prepare and submit to Landlord for approval a complete set of Construction Documents, which shall (i) be based upon the Space Study approved by Landlord, (ii) include Tenant's written approval thereof in a form satisfactory to Landlord, (iii) meet all items and contain all information necessary to obtain all building and other permits and governmental licenses required for the proper execution and completion of the Tenant Improvements, and (iv) include, without limitation, the location of doors, partitions, ceilings, lighting, heating, ventilation and air conditioning, electrical and telephone outlets, plumbing fixtures, heavy floor loads and any other special requirements, the "Finish Schedule" (as that term is hereinafter defined) and other construction detail. Tenant shall be required to utilize building standard window coverings, doors to exterior hallways and suite entrance detail, and no materials used in the Tenant Improvements shall deviate from building standard quality, without first obtaining Landlord's written consent. In connection with the preparation of the Construction Documents, Space Planner shall meet with the building engineers designated by Landlord from time to time, who shall include, but not be limited to plumbing, electrical and mechanical engineers, in order that the engineering plans and/or specifications may be prepared for the Existing Premises, which plans and/or specifications shall be part of the Construction Documents. For the purposes of this EXHIBIT "D-2", the term "Finish Schedule" shall mean the schedule prepared by Space Planner which locates and specifies the colors, materials and special finishes, if any, for all wall and floor coverings. Failure of Landlord to approve or disapprove the Construction Documents in writing (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) within five (5) business days after receipt of the Construction Documents shall be conclusively deemed a disapproval thereof by Landlord. If Landlord disapproves the Construction Documents, Space Planner shall revise and resubmit the same ("First Revised Construction Documents") to Landlord for approval on or before five (5) business days after the receipt of Landlord's disapproval. Failure of Landlord to approve or disapprove in writing the First Revised Construction Documents (specifying the reasons for any disapproval, which may include the estimated cost of the Tenant Improvements) and the delivery of such approval or disapproval to Tenant within five (5) business days shall be conclusively deemed disapproval thereof. If Landlord disapproves the First Revised Construction Documents, Space Planner shall again revise and resubmit the same ("Second Revised Construction Documents") to Landlord for approval. The procedure and timing for obtaining Landlord's approval of the Second Revised Construction Documents any any subsequent revised Construction Documents shall be the same as hereinabove provided for the First Revised Construction Documents. Revision and resubmission of the Construction Documents shall continue as set forth above until the Construction Documents are approved by Landlord. Each set of revised Construction Documents submitted to Landlord for approval shall include Tenant's written approval thereof in a form satisfactory to Landlord.

     1.4 Landlord's approval of matters relating to Tenant Improvements shall not release or relieve Tenant from its obligations pursuant to Section 2 of this EXHIBIT D-2.

2.   GENERAL PROVISIONS RELATING TO CONSTRUCTION.

     2.1 Tenant shall cause the Tenant Improvements to be installed by a licensed general contractor selected by Tenant and approved in writing by Landlord ("Tenant's Contractor") pursuant to the Construction Documents approved by Landlord. The construction and installation of the Tenant Improvements shall be in strict compliance with the provisions of Exhibit "D-2A" attached hereto and made a part hereof. Tenant shall obtain a bid for the construction of the Tenant Improvements in accordance with the Construction Documents and shall deliver to Landlord a copy of the bid so obtained for Landlord's approval. Tenant shall pay Landlord a fee ("Supervision Fee") on account of the supervision of the Tenant Improvements and Space Planner, equal to five percent (5%) of the aggregate Tenant Improvement costs and space planning costs (preparation of the Space Study and Construction Documents), which amounts shall be added to and included in the bid delivered to Tenant and Landlord for approval. Tenant shall within five
(5) business days of receipt of said bid either (i) approve of said bid in a writing delivered to Landlord, or (ii) provide Space Planner with a detailed list of revisions to the approved Construction Documents so as to reduce the cost of construction of the Tenant Improvements and if Tenant provides the Space Planner with a detailed list of revisions, then the Space Planner shall revise the Construction Documents within five (5) business days thereafter. Failure of Tenant to do either of the foregoing shall be conclusively deemed an approval of the bid. If Tenant disapproves said bid and submits to Landlord the revisions described in (ii) above, Tenant shall obtain from Tenant's Contractor a revised bid for the construction of the Tenant Improvements in accordance with the revised Construction Documents which shall have added to and included with it a revised Supervision Fee ("First Revised Bid"). Tenant shall within three (3) business days of receipt of the First Revised Bid either (x) approve the First Revised Bid in a writing delivered to Landlord for Landlord's approval, or (y) again provide Space Planner with a detailed list of revisions to the approved Construction Documents so as to further reduce the cost of construction of the Tenant Improvements and if Tenant provides the Space Planner with a detailed list of revisions, then the Space Planner shall revise the Construction Documents within five (5) business days thereafter. Failure of Tenant to do either of the foregoing shall be conclusively deemed an approval of the First Revised Bid. If Tenant disapproves the First Revised Bid and submits the revisions described in (y) above, Tenant shall again obtain from Tenant's Contractor a revised bid for the construction of the Tenant Improvements in accordance with the revised Construction Documents and deliver to Landlord a copy of the revised bid for Landlord's approval which shall have added to and included with it a revised Supervision Fee ("Second Revised Bid"). The procedure and timing for obtaining Tenant's approval of the Second Revised Bid and any subsequent revised bid shall be the same as for the First Revised Bid. Revision and bidding of the Tenant Improvements shall continue as set forth above until a revised bid is approved by Tenant and Landlord. Landlord shall not be liable for any defect or failure resulting from Tenant's Contractor's negligence or willful misconduct, or otherwise be liable for any direct or consequential damages suffered by Tenant, or any party claiming through Tenant, due to the action or inaction of Tenant's Contractor.

     2.2 Tenant shall pay to Landlord prior to the commencement of any work on the Tenant Improvements an amount equal to the amount, if any, by which the bid (including the Supervision Fee) approved by Tenant and Landlord exceeds the allowance referred to in Paragraph 2.11 below. No change in the Construction Documents shall be made ("Change Order") without the prior written consent of Landlord. Concurrent with any request for approval of a Change Order of $1,000.00 or more, and any request for approval of Change Orders aggregating $1,000.00 or more, Tenant shall pay to Landlord an amount equal to the cost of such Change Order, plus a Supervision Fee equal to five percent (5%) of the cost of such Change Order. In addition, if at any time during the work, Landlord reasonably believes the allowance referred to in Paragraph 2.11 below, plus any payments by Tenant to Landlord on account of the Tenant Improvements, are not sufficient to fully pay for the cost thereof, plus the Supervision Fee, Landlord shall notify Tenant thereof and Tenant shall, within five (5) days after the date of any such notice, pay to Landlord the amount of any such deficiency.

     2.3 Tenant shall cause Tenant's Contractor to perform its work diligently and in a first-class workmanlike manner in compliance with applicable laws and codes. Landlord shall not be liable for any direct or consequential damages resulting from delays in construction beyond its reasonable control, including, but not limited to, strikes, availability of labor or materials, or delays by Tenant or anyone performing services on behalf of Tenant.

     2.4   All work shall be completed at the earliest possible date.

     2.5 Tenant shall cause Tenant's Contractor and any other contractor performing work at the request of Tenant to obtain and maintain public liability and workers' compensation insurance adequate to fully protect Tenant, Landlord and Master Landlord (by naming Landlord and Master Landlord as additional insureds), from and against any and all liability for death or injury to persons or damage to property caused in or about the Existing Premises from their construction of the Tenant Improvements (including installation by Tenant of its fixtures and equipment). Tenant shall deliver to Landlord prior to the commencement of any work on the Tenant Improvements a certificate of insurance.

     2.6 Tenant hereby acknowledges that it is currently in possession of the Existing Premises and that Landlord has no obligation to perform any improvement work therein.

     2.7   Intentionally Omitted.

     2.8   Intentionally Omitted.

     2.9   Intentionally Omitted.

     2.10 The Tenant Improvements, including, but not limited to, the preparation of the Space Study and the Construction Documents, and all costs and expenses related thereto shall be at Tenant's sole cost and expense, except as otherwise provided in this Paragraph 2.10 and in Paragraph 2.11 below. Tenant shall pay one-half the cost of installing any new interior demising walls. Without cost or expense to Tenant, Landlord shall (i) bring electricity to the distribution point on the floor, (ii) bring a main air-conditioning duct to the perimeter of the Premises, (iii) furnish construction sprinklers only and (iv) install Building standard mini-blinds on all exterior windows.

     2.11 Landlords agrees to provide Tenant with an allowance of up to (Eighty Thousand Eight Hundred Nine and 50/100 Dollars ($80,809.50) (based on Eight and 50/100 Dollars [$8.50] per usable square foot of space in the Premises) (the "Allowance") for the Tenant Improvements pursuant to this Exhibit "D-2"; provided, however, in no event shall more than an aggregate of $7,500 from such Allowance be expended in connection with the preparation and revision of the Space Study and/or Construction Documents. Landlord shall administer all payments due to Tenant's Contractor. Tenant shall be responsible for all other costs incurred in connection with building out the Premises. Payments to Tenant's Contractor shall be made by means of joint checks issued by Landlord up to an amount equal to the Allowance. Landlord shall make such payments not more often than once per calendar month, and provided that appropriate invoices as described in subsection (i) below are submitted to Landlord by the 25th of each month, such payments shall be disbursed to Tenant's Contractor within fifteen (15) days after receipt by Landlord of (i) copies of all invoices from Tenant's Contractor and all subcontractors and material suppliers, (ii) conditional lien releases from each of the parties specified in (i) above, and (iii) unconditional lien releases for any previous

Payments made by Landlord to any of the parties specified in (i) above. Landlord shall have the right to retain ten percent (10%) of each payment otherwise due to Tenant's Contractor, which retainage shall be disbursed to Tenant's Contractor only after the Tenant Improvements have been fully completed and reasonably approved by Landlord, and Landord has received all final lien releases from the parties specified in subsection (i) above. Notwithstanding anything to the contrary herein, Landlord shall not be required to pay the Allowance, or any portion or installment thereof, at any time when Tenant is in material default under the terms of the Lease. In the event of any material default under the Lease, any sums previously paid by Landlord as part of the Allowance shall become immediately due and payable to Landlord by Tenant.

     2.12 In no event shall Tenant be entitled to any payment, credit, refund or other sum by or from Landlord on account of any costs savings realized by Landlord in connection with the construction of the Tenant Improvements.

                                     EXHIBIT "D-2A"

                     SECTION I: CONTRACTOR RULES AND REGULATIONS


1. Contractor, subcontractors, and materialsmen will check in and out with Building Security.

2. Contractor, subcontractors, and materialsmen will be appropriately dressed to work in an office environment: shirts with sleeves (T-shirts with company name are acceptable), pants (no shorts), work shoes with socks, and whatever other clothing as may be appropriate. No torn or worn-out clothing is permitted. Contractor personnel will display a courteous demeanor towards tenants, customers, visitors and general public. There is no smoking permitted in occupied offices. In addition, construction personnel are not to remain in the building after work hours.

3. Contractor, subcontractors, and materialsmen are responsible for cleaning the Job Site after meals are eaten. Alcoholic beverages and drugs are not to be brought into, or consumed in the building. Personnel appearing to be under the influence of either alcoholic beverages or drugs will not be allowed into the building. TENANT SHALL INCLUDE THE FOREGOING THREE SENTENCES IN ITS CONTRACT WITH TENANT'S CONTRACTOR AND SAID CONTRACT SHALL PROVIDE THAT THE CONTRACT MAY BE TERMINATED BY TENANT IF TENANT'S CONTRACTOR DOES NOT COMPLY WITH ANY OF THE THREE SENTENCES.

4. Parking for all personnel must be arranged prior to commencement of work, and will be provided in designated areas only. Vehicles in unapproved areas will be subject to citation and towing without notice. Any costs assessed by the parking operator of the garage are the sole responsibility of the Contractor.

5. Contractor, subcontractors, and materialsmen personnel are to access the building by freight elevator only.

6. Contractor, subcontractors and materialsmen personnel are to use the restroom on the first (1st) floor only. The key may be checked out at the security desk.

7. Delivery of materials and use of loading dock, freight and passenger elevators must be scheduled with the Landlord's Agent prior to receipt of materials.

      Delivery Dock Hours:      Monday-Friday  7:00 A.M. to 5:00 P.M.
      Freight Elevator Hours:   Monday-Friday  6:00 A.M. to 6:00 P.M.

      Note:  Other hours of access are available with prior arrangement.

8.    Building access hours:

             Monday-Friday:             6:00 AM to 10:00 PM
             Saturday:                  8:00 AM to 6:00 PM
             Sunday:                    10:00 AM to 6:00 PM

             Note:  Other hours of access are available with prior arrangement.

9. Contractor, subcontractors and materialsmen are responsible for maintaining the condition of docks, elevators and corridors used. Contractor is responsible to protect floor and walls in corridors leading from the freight elevator to the entrance of the construction sight, as well as freight door jams.

10. All materials are to be stored at the Job Site or in designated storage areas. No materials are to be stored in corridors or in public areas. The Landlord's Agent may provide minimum secured storage for materials with prior arrangement.

11. Contractor, subcontractors and materialsmen must arrange access to areas other than Job Site at a minimum of 48 hours in advance.

12. All work areas are to be visually and materially protected from the tenants and general public. Radios or other excessive noise are not permitted. All Contractors will be held responsible for compliance with O.S.H.A. Rules and Regulations.

13. Toxic materials or odor-causing liquids are not to be used without prior scheduling with the Landlord's Agent, and prior notice to the tenants in suites adjacent to the Job Site.

14. All non-Job Site areas of the building are to be kept clean; dust, debris and materials are to be cleaned immediately. There is to be no tracking of material residue through corridors or public areas.

15. The Contractor and subcontractors are to ensure the Job Site is left broom clean at the completion of each scheduled work day. No trash or excess materials are permitted to remain on, in, or at the Job Site. Materials are to be disposed of in bins or by truck promptly, not staged or stored at the Job Site in any public or adjacent areas, NOR DISPOSED OF IN THE BUILDING'S TRASH RECEPTACLES.

16. Tool clean-up is permitted in janitorial/utility closets only; no clean-up is permitted in rest rooms.

17. Contractor is to furnish adequate protection against personal injury to employees and public while work is in progress. In addition, all equipment, furniture and supplies shall be protected from damage.

18. The work area may be occupied during construction, which may require the Contractor to move and relocate furniture, files, machinery and equipment during construction. Upon the completion of the work, the contractor is to return all items relocated during the work to their original location.

19. All salvageable items removed during the course of the work that are to be reused in the job, whenever possible, are to be stored and maintained by the Contractor. All salvageable materials and items of value, as determined by Landlord's Agent, that are removed from the site, that are not to be reused in the work, shall remain the property of the Landlord's Agent, and shall be stored or disposed of as directed by the Landlord's Agent.

20. All work includes replacing, patching and finishing all adjacent surfaces or features displaced or disturbed in the performance of the work such as, but not limited to: acoustical tile, topset base, cove base, floor coverings, paint, etc. Upon completion of the work, there shall be no discrepancy between the new work and the existing work.

21. The Contractor shall not disable, interrupt or test any building utilities or systems without prior arrangement with the Agent, nor without the presence of Building Engineering personnel.

22. The Contractor shall be responsible for any stoppage, interruptions or failures to building services, utilities or incidental damages to the building during the course of the work being performed as a result of his performance of the work.

23. All Contractors are responsible for supplying the following tools or materials to the Job Site:

                  a.   Ladders
                  b.   Industrial vacuum cleaner
                  c. Protection for corridor floor coverings, walls and ceilings from the Job Site to the elevators
                  d.   Protection for the elevators and the Job Site

24. All anchoring of studs, drilling or coring of holes in concrete, applying carpet tack, and applying noxious materials (stains, fire-sealers, etc.) should be done after hours.

25. The Landlord's Agent is not responsible for providing any tools, equipment, materials or labor for the work.

26. The Contractor is responsible for the compliance to these rules and regulations by all his own personnel and those of his subcontractors, materialsmen and any other parties who may be employed for the performance and completion of the work.

                                  EXHIBIT "D-2A"


         SECTION II: LANDLORD'S REQUIREMENTS FOR TENANT IMPROVEMENTS OR ALTERATIONS TO LEASED SPACE BY TENANT OR CONTRACTOR(S) HIRED BY TENANT

The Tenant has certain requirements to provide information to the Landlord's Agent regarding any alteration to be performed in the leased premises by Tenant. Said information is to be submitted for approval by Landlord's Agent, which approval shall not be unreasonably withheld. Below is a listing of those requirements:

         1. Two sets of plans (a.k.a. working drawings) of the work to be performed, including details of connections to any building system (i.e., electrical, life-safety, plumbing, HVAC, etc.). One set will be retained by Landlord's Agent. One set will be returned to Tenant, signed by Landlord's Agent, as the approval set of record.

         2.   List of all Contractors, sub-contractors and material suppliers.

         3. A copy of the Contractor's and sub-contractors' current construction licenses including expiration date and type.

         4. Certificates of Insurance from the Contractor, naming Master Landlord, Landlord, Landlord's Agent and Tenant as Additional Insureds, and an adequate amount of liability coverage, specifically:

              a.   General & Public Liability, no less than $1,000,000.

              b.   Workers' Compensation not less than statutory requirements.

              c. Contractor's Business Liability (Umbrella) coverage of no less than $1,000,000.

Upon submittal to Landlord's Agent of the above items, Landlord's Agent shall review the plans, list of project participants and other documentation, and make recommendations, if any, for modifications and compliance with building standards, including materials, as well as proper connections to the building systems.

After obtaining approval from the Landlord's Agent, and prior to the commencement of work, the Tenant shall provide:

         1. Hold Harmless Agreements signed by the Tenant and the Tenant's Contractor for the purpose of indemnifying the Master Landlord, Landlord, and Landlord's Agent from any liabilities, including but not limited to, liens filed against the property by any and all General Contractors, sub-contractors and sub-sub-Contractors, material suppliers and laborers.

         2. A copy of the fully executed Contract for Work between Tenant and Contractor.

         3.   A copy of all required Municipal Building Permits.

The Tenant shall be responsible for instructing the Contractor and sub-contractors to follow the building's Rules and Regulations provided herewith. The Tenant will then advise the Landlord's Agent of the commencement date of work, upon which notification the Landlord's Agent shall complete a Notice of Non-Responsibility for filing with the County Recorder's Office and posting on the job site. The Tenant shall provide Landlord with an anticipated payment schedule prior to the commencement of work.

During the performance of the work, if there is a change or addition of contractors, sub-contractors or material suppliers, the Tenant shall immediately notify the Landlord's Agent, in writing, of the change or addition. All the same qualifications shall apply to the changed or added parties.

In the event a Preliminary Lien Notice or Lien Notice is received by the Tenant, Tenant shall immediately provide a copy of same to Landlord's Agent.

Landlord's Agent may, at its option, inspect the work in progress to insure that the building's minimum standards of quality of craftsmanship are maintained.

The Tenant is responsible for coordinating with the office of the building, any access requirements for the contractor for the purpose of stocking the job, work to be performed in adjacent space, or connecting to or testing of base building systems which may disturb the normal operation of the building.

After completion of the alteration, Tenant shall obtain the completed Permit Job Card and a Temporary Certificate of

Occupancy clearly indicating the City's final Inspection by signature and date. Tenant shall submit a copy of same to Landlord' Agent as evidence of the completed alteration.

Tenant shall, at the conclusion of all work, provide original Unconditional Lien Release documents to the Landlord's Agent demonstrating the payment of all outstanding invoices for the work.

Upon completion of the work, Contractor is to provide Landlord's Agent with a set of "as-built" plans, cut sheets and specifications on all installed equipment, all warranties, and the stamped plancheck approved drawings with the permit signature card. These plans would include, but not be limited to: architectural, structural, electrical, plumbing and mechanical drawings as applicable.

If any reimbursement from Landlord's Agent is due Tenant, copies of all paid invoices to all Contractors, sub-contractors and material suppliers must accompany above said original Unconditional Lien Releases from each. Landlord's Agent shall then reimburse Tenant's costs up to the agreed upon Tenant Improvement Allowance, less any costs Landlord or Landlord's Agent may have incurred in association with the performance of the work.

These requirements neither supersede or subjugate any of the terms and conditions of the Lease for the leased space.